6820 LBJ Freeway
Dallas, Texas 75240
(972) 980-9917

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held October 20, 2005

September 9, 2005

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Brinker International, Inc. (the "Company") to be held at 10:00 a.m., on Thursday, October 20, 2005, at the Cinemark 17 Theater, located at 11819 Webb Chapel Road, Dallas, Texas 75234.  At the meeting, shareholders will act on the following matters: (a) the election of nine directors for one-year terms, (b) the ratification of the appointment of KPMG LLP as the Company's independent auditors for fiscal 2006, (c) an amendment to the Company's Stock Option and Incentive Plan, (d) an amendment to the Company's 1999 Stock Option and Incentive Plan for Non-Employee Directors and Consultants, (e) approval of the Company's Performance Share Plan, (f) approval of the Company's Restricted Stock Unit Plan, (g) re-approval of the Company's Profit Sharing Plan, and (h) such other matters as may properly come before the meeting.

Shareholders of record at the close of business on August 30, 2005, are entitled to vote at the annual meeting or any adjournment thereof.

Whether or not you plan to be present at the meeting, please take the time to vote, by internet, telephone or mailing in your proxy.  The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting.

Very truly yours,

Douglas H. Brooks
Chairman of the Board, President and Chief Executive Officer

BRINKER INTERNATIONAL, INC.
6820 LBJ Freeway
Dallas, Texas 75240
(972) 980-9917

==================

 PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 20, 2005

=================

The Board of Directors of Brinker International, Inc., a Delaware corporation (the "Company" or "Brinker International"), requests your proxy for the annual meeting of shareholders to be held on October 20, 2005.  If you sign and return the enclosed proxy, or vote by telephone or internet, you authorize the persons named in the proxy to represent you and vote your shares for the purposes we mentioned in the notice of annual meeting.  This Proxy Statement and related proxy are being distributed on or about September 9, 2005.  The record date for shareholders entitled to vote at the annual meeting is August 30, 2005.  At the close of business on August 18, 2005, the Company had 87,993,539 shares of common stock, $0.10 par value ("Common Stock"), issued and outstanding and entitled to vote at the meeting.

At the annual meeting, shareholders will act on the following matters: (a) the election of nine directors for one-year terms, (b) the ratification of the appointment of KPMG LLP as the Company's independent auditors for fiscal 2006, (c) an amendment to the Company's Stock Option and Incentive Plan, (d) an amendment to the Company's 1999 Stock Option and Incentive Plan for Non-Employee Directors and Consultants, (e) approval of the Company's Performance Share Plan, (f) approval of the Company's Restricted Stock Unit Plan, (g) re-approval of the Company's Profit Sharing Plan, and (h) such other matters as may properly come before the meeting.  The Board of Directors asks you to vote FOR the director nominees, and FOR all of the other proposals set forth in this Proxy Statement.  This Proxy Statement provides you with detailed information about each of these matters.

If you come to the meeting, you will be able to vote in person.  If you are unable to come to the meeting, your shares can be voted only if you have returned a properly executed proxy or followed the telephone or internet voting instructions on the proxy card.  You may revoke your authorization at any time before the shares are voted at the meeting by giving written notice or a subsequently dated proxy (either by mail, telephone or internet), to the Secretary of the Company, or by voting in person.

A quorum of shareholders is necessary to hold a valid meeting.  If at least a majority of the shares of Common Stock issued and outstanding and eligible to vote are present in person or by proxy, a quorum will exist.  Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.  The total number of votes cast FOR each proposal will be counted for purposes of determining whether sufficient affirmative votes have been cast.  If you grant a proxy, the person named in the proxy will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.  The Company does not expect any matters to be presented for a vote at the annual meeting other than those matters described in this Proxy Statement.

Certain shareholders who hold their shares in street name and live in the same household may receive only one copy of this Proxy Statement and Annual Report.  This practice is known as "householding."  If you hold your shares in street name and would like additional copies of these materials, please contact your broker.  If you receive multiple copies and would prefer to receive only one, please contact your broker as well.  Brinker International does not currently use householding for record holders and will send notice to record holders before using householding, giving record holders the opportunity to continue to receive multiple copies in the same household.

PROPOSAL 1

 ELECTION OF DIRECTORS

Nine directors are to be elected at the meeting.  Each nominee will be elected to hold office until the next annual meeting of shareholders.  All nominees are currently serving as directors of the Company.  All directors were elected by the shareholders at the annual meeting of shareholders held on November 4, 2004, with the exception of Rosendo G. Parra, who was appointed to the Board of Directors on December 6, 2004.  To be elected a director, each nominee must receive a plurality of all of the votes cast at the meeting for the election of directors.  Should any nominee become unable or unwilling to accept nomination or election, the Board of Directors can name a substitute nominee and the proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card.

Information About Nominees

Information about the nine persons nominated as directors is provided below.  The shares represented by proxy cards returned to us will be voted FOR these persons unless you specify otherwise.

Douglas H. Brooks, 53, is Chairman of the Board of the Board of Directors, having been elected to the position in November 2004, and has served as Chief Executive Officer of the Company since January 2004, and as President of the Company since January 1999.  Previously, Mr. Brooks served as Chili's Grill & Bar President from June 1994 to May 1998, Executive Vice President of the Company from May 1998 until January 1999, and Chief Operating Officer from May 1998 until June 2003.  Mr. Brooks joined the Company as an Assistant Manager in 1978 and was promoted to General Manager later that year.  He was named Area Supervisor in 1979, Regional Director in 1982, Senior Vice President - Central Region Operations in 1987, and Senior Vice President - Chili's Operations in 1992.  He held this position until becoming President of Chili's in 1994.  Mr. Brooks serves on the Board of Directors of Limbs for Life and is a member of the Professional Advisory Board for St. Jude Children's Research Hospital.  Mr. Brooks has been a member of the Board of Directors since 1999.

Robert M. Gates, 62, is President of Texas A&M University, having been appointed to this position in 2002.  From 1999 to 2001, Dr. Gates served as the Dean of the George Bush School of Government and Public Service at Texas A&M University.  Prior to this time, Dr. Gates was a consultant, author and lecturer.  From 1991 to 1993, he served as Director of Central Intelligence for the United States.  Dr. Gates is a member of the Board of Trustees of The Fidelity Funds and a member of the Board of Directors of Parker Drilling Company and NACCO Industries, Inc.  Dr. Gates serves on the National Executive Board of the Boy Scouts of America and is President of the National Eagle Scout Association.  Dr. Gates has served as a member of the Board of Directors since September 2003 and is a member of the Audit Committee of the Company.

Marvin J. Girouard, 66, is the Chairman and Chief Executive Officer of Pier 1 Imports, Inc., having been elected to the position of Chairman in February 1999 and Chief Executive Officer in June 1998.  Mr. Girouard previously served as Chief Operating Officer from 1988 to 1998 and as President from 1988 until February 1999.  Mr. Girouard joined Pier 1 Imports in 1975 and has served on its Board of Directors since 1988.  He is an honorary member of the Board of Directors for the United States Committee for UNICEF - The United Nations Children's Emergency Fund.  Mr. Girouard has served as a member of the Board of Directors since 1998, serves as the Chairman of the Executive Session of the Board, and is a member of the Audit, Compensation and Executive Committees of the Company.

Ronald Kirk, 51, is a partner in the law firm of Vinson & Elkins LLP, joining the firm in February 2005.  Previously, Mr. Kirk was a partner in the law firm of Gardere Wynne Sewell, L.L.P. from 2001 until 2005 and served as the Mayor of the City of Dallas from 1995 until 2001.  Mr. Kirk also serves on the Board of Directors for Dean Foods Company and PetsMart, Inc.  Mr. Kirk has served on the Board of Directors since 1997 and is a member of the Executive and Governance and Nominating Committees of the Company.

George R. Mrkonic, 53, is the Retired President and Vice Chairman of Borders Group, Inc., having previously served as a Director of Borders Group, Inc. from 1994 to 2004, Vice Chairman from December 1994 until January 2002 and President from December 1994 until January 1997.  Mr. Mrkonic also serves as a Director for Guitar Center, Inc., Syntel, Inc., and Nashua Corporation.  Mr. Mrkonic has served as a member of the Board of Directors since September 2003 and is a member of the Audit and the Compensation Committees of the Company.

Erle Nye, 68, is Chairman Emeritus of TXU Corp. since May 2005, having served as Chairman of the Board from 2004 to 2005, Chairman of the Board and Chief Executive from 1997 to 2004, President and Chief Executive from 1995 to 1997, and President from 1987 to 1995.  Mr. Nye has served on the Board of Directors of TXU Corp. since 1987.  Mr. Nye also serves on the boards of many professional, civic and charitable organizations.  Mr. Nye has served on the Board of Directors since November 2002 and is a member of the Executive and Governance and Nominating Committees of the Company.

James E. Oesterreicher, 64, is the Retired Chairman of the Board of J.C. Penney Company, Inc., having served as Chairman of the Board and Chief Executive Officer from January 1997 until September 2000 and Vice Chairman and Chief Executive Officer from January 1995 until January 1997.  Mr. Oesterreicher served as President of JCPenney Stores and Catalog from 1992 to 1995 and as Director of JCPenney Stores from 1988 to 1992.  Mr. Oesterreicher joined J.C. Penney Company in 1964 as a management trainee.  He serves as a Director for TXU Corp., Texas Health Resources, Circle Ten Council - Boy Scouts of America, March of Dimes, and Spina Bifida Birth Defects Foundation.  Mr. Oesterreicher has served as a member of the Board of Directors of the Company since 1994 and is a member of the Audit and Compensation Committees of the Company.

Rosendo G. Parra, 45, is Senior Vice President and General Manager, Dell Americas of Dell, Inc. since April 2002, having served as Senior Vice President and Co-General Manager, Worldwide Home and Small Business Group from April 2001 until April 2002, Senior Vice President, Americas Public and Americas International from September 1998 until April 2001, Vice President, Public and Americas International, from February 1997 until September 1998, Group Vice President, Sales, Marketing and Service, from June 1994 until February 1997, and Vice President, Dell USA from August 1993 until June 1994.  Mr. Parra has served as a member of the Board of Directors since December 2004 and is a member of the Governance and Nominating Committee of the Company.

Cece Smith, 60, is Managing General Partner of Phillips-Smith-Machens Venture Partners, a venture capital firm investing in retail and consumer businesses that she co-founded in 1986.  Previously, Ms. Smith held senior management positions with Pearle Health Services and S&A Restaurant Corp.  Ms. Smith currently serves as a Director of Michaels Stores, Inc. and is on the Executive Boards of the Dallas Symphony Association and the Edwin L. Cox School of Business at Southern Methodist University.  Ms. Smith has served on the Board of Directors since January 2002 and is a member of the Audit and Compensation Committees of the Company.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

 Stock Ownership of Directors

Name	Number of Shares of Common Stock Beneficially Owned as of August 18, 2005 (1) (2) (3)	Number Attributable to Options Exercisable Within 60 Days of August 18, 2005 (4)
Douglas H. Brooks	651,554	494,394
Robert M. Gates	750	0
Marvin J. Girouard	11,408	7,831
Ronald Kirk	45,010	43,861
George R. Mrkonic	5,588	0
Erle Nye	11,213	8,434
James E. Oesterreicher	12,541	8,759
Rosendo G. Parra	0	0
Cece Smith	21,434	16,667

(1)

Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission.  Except as noted, and except for any community property interests owned by spouses, the listed individuals have sole investment power and sole voting power as to all shares of stock of which they are identified as being the beneficial owners.

(2)

Includes shares of Common Stock which may be acquired by exercise of options vested, or vesting within 60 days of August 18, 2005, under the Company's 1991 Stock Option Plan for Non-Employee Directors and Consultants, 1992 Incentive Stock Option Plan, Stock Option and Incentive Plan, and 1999 Stock Option and Incentive Plan for Non-Employee Directors and Consultants, as applicable.

(3)	Each director owns less than 1% of the Company's Common Stock.

(4)

Mr. Brooks owns 806,894 stock options, 494,394 of which have vested, or will vest, within 60 days of August 18, 2005.  Dr. Gates owns 31,954 stock options, none of which have vested, or will vest, within 60 days of August 18, 2005.  Mr. Girouard owns 26,164 stock options, 7,831 of which have vested, or will vest, within 60 days of August 18, 2005.  Mr. Kirk owns 69,355 stock options, 43,861 of which will have vested, or will vest, within 60 days of August 18, 2005.  Mr. Mrkonic owns 28,000 stock options, none of which have vested, or will vest, within 60 days of August 18, 2005.  Mr. Nye owns 34,608 stock options, 8,434 of which have vested, or will vest, within 60 days of August 18, 2005.  Mr. Oesterreicher owns 27,265 stock options, 8,759 of which have vested, or will vest, within 60 days of August 18, 2005.  Mr. Parra owns 24,581 stock options, none of which have vested, or will vest, within 60 days of August 18, 2005.  Ms. Smith owns 35,000 stock options, 16,667 of which have vested, or will vest, within 60 days of August 18, 2005.

PROPOSAL 2

 RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected KPMG LLP as the Company's independent auditors for fiscal 2006.  Although the Company's governing documents do not require submission of this matter to shareholders, the Board of Directors believes that submission is consistent with best practices in corporate governance and considers it desirable that the appointment be ratified by shareholders.  If the appointment of KPMG LLP is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.  Representatives of KPMG LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

Audit Fees

The following table sets forth the aggregate fees billed, or estimated to be billed, to the Company for the fiscal years ended June 29, 2005 and June 30, 2004, by the Company's independent auditors, KPMG LLP:

Fiscal Year	Annual Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2005	$817,000 (1)	$65,000 (2)	$47,000 (3)	$ 0
2004	$338,000 (4)	$44,000 (5)	$41,000 (6)	$ 0

(1)	For fiscal 2005, annual audit fees relate to professional services rendered for the audit of the annual consolidated financial statements of the Company and reviews of the quarterly consolidated financial statements of the Company ($321,000), the audits of management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting ($440,000), subsidiary and statutory audits ($27,000), the issuance of consents for franchise circulars ($4,000), and review of state income tax structuring in support of annual audit ($25,000).
(2)	For fiscal 2005, audit related fees are for audits of the Company's 401(k) Savings Plan, Savings Plan II, and group health plan.
(3)	For fiscal 2005, tax fees are for tax planning ($21,000) and the review of tax returns ($26,000).
(4)
For fiscal 2004, annual audit fees relate to professional services rendered for the audit of the annual consolidated financial statements of the Company and reviews of the quarterly consolidated financial statements of the Company ($238,000), subsidiary and statutory audits ($5,000), the issuance of consents for franchise circulars ($3,000), review of documents filed with the Securities and Exchange Commission ($77,000), and Sarbanes-Oxley consultations ($15,000).
(5)	For fiscal 2004, audit-related fees are for audits of the Company's 401(k) Savings Plan, Savings Plan II, and group health plan.
(6)

For fiscal 2004, tax fees are for tax planning ($10,000), tax consultation associated with gift cards, benefit plans and insurance and other international tax consultation ($13,000), and the review of tax returns ($18,000).

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services.  The Audit Committee has the responsibility to engage and terminate the Company's independent auditors, to pre-approve their audit services and permitted non-audit services, to approve all audit and non-audit fees, and to set guidelines for permitted non-audit services and fees.  All of the fees for fiscal 2005 and 2004 were pre-approved by the Audit Committee or were within pre-approved guidelines for permitted non-audit services and fees established by the Audit Committee.  For fiscal year 2005, the Audit Committee set a pre-approved maximum total fee expenditure for unscheduled, on-going audit and tax services with KPMG LLP of $100,000, with a requirement that as to any particular fee that would exceed $20,000, further Audit Committee approval would be required.  There were no instances of waiver of approval requirements or guidelines during the same periods.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2006.

PROPOSAL 3

AMENDMENT OF STOCK OPTION AND INCENTIVE PLAN

In September 1998, the Board of Directors adopted the Stock Option and Incentive Plan (the "Plan"), covering the issuance of up to 9,000,000 shares of Common Stock of the Company.  The adoption of the Plan was approved by the shareholders of the Company in November 1998.  In November 2002, the shareholders of the Company approved an amendment to the Plan increasing the number of shares of Common Stock available under the Plan and limiting the number of shares of restricted stock that may be issued under the Plan.  The purpose of the Plan is to strengthen the Company's ability to attract and retain key employees and to provide an incentive to employees and other persons who will be responsible for the Company's future growth and continued success.  The Plan allows the issuance of stock options, stock appreciation rights, and stock awards to eligible participants. At the annual meeting, the shareholders of the Company are being asked to approve an amendment to the Plan to, among other matters, (a) increase the number of shares of Common Stock available for awards under the Plan by an additional 4,000,000 shares, (b) increase the limit of the total number of shares of restricted stock that may be issued pursuant to the Plan by an additional 2,500,000 shares, and (c) limit the maximum time period for exercise of any stock option to 10 years from the date of grant.  The complete text of the Plan, as amended, is set forth on Appendix A hereto.  The following description is subject in all respects to the terms of the Plan.

Summary of the Plan

Stock Options

The Plan is designed to permit the granting of options to all employees of the Company and its subsidiaries (of which there were approximately 108,500 employees as of June 29, 2005), although the Company has historically granted options only to certain of its salaried employees.  The administration of the Plan will be provided by the Compensation Committee of the Board of Directors which has the authority to determine the terms on which options are granted under the Plan.  The Compensation Committee determines the number of options to be granted to eligible participants, determines the exercise price, vesting period, and option period at the time the option is granted, and administers and interprets the Plan.  The Plan provides that no option shall be granted with a time period for exercise greater than 10 years from the date of grant.

The exercise price of options is payable in cash or the holder of an option may request approval from the Compensation Committee to exercise an option or a portion thereof by tendering shares of Common Stock at the fair market value per share on the date of exercise in lieu of cash payment of the exercise price.

Both incentive stock options ("ISOs") and non-qualified stock options may be granted under the Plan.  The Plan requires that the exercise price of an option will not be less than 100% of the fair market value of the Common Stock on the date of the grant of the option.  No ISO may be granted under the Plan to anyone who owns more than 10% of the outstanding Common Stock unless the exercise price is at least 110% of the fair market value of the Common Stock on the date of grant and the option is not exercisable more than five years after it is granted.  There is no limit on the fair market value of ISOs that may be granted to an employee in any calendar year, but no employee may be granted ISOs that first become exercisable during a calendar year for the purchase of stock with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000 and no employee may be granted more than 500,000 options and SARs (hereinafter defined) in a fiscal year.  An option (or an installment thereof) counts against the annual limitation only in the year it first becomes exercisable.

Tax Status of Stock Options

Pursuant to the Plan, the Compensation Committee shall determine whether an option will be an "ISO" or a "non-qualified option."

Incentive Stock Options.  All stock options that qualify under the rules of Section 422 of the Internal Revenue Code will be entitled to ISO treatment.  To receive ISO treatment, an optionee is not permitted to dispose of the acquired stock (i) within two years after the option is granted, or (ii) within one year after exercise.  In addition, the individual must have been an employee of the Company for the entire time from the date of granting of the option until three months (one year if the employee is disabled) before the date of the exercise.  The requirement that the individual be an employee and the two-year and one-year holding periods are waived in the case of death of the employee.  If all such requirements are met, no tax will be imposed upon exercise of the option, and any gain upon sale of the stock will be entitled to capital gain treatment.  The employee's gain on exercise (the excess of fair market value at the time of exercise over the exercise price) of an ISO is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income.

If an employee does not meet the two-year and one-year holding requirements, but does meet all other requirements, tax will be imposed at the time of sale of the stock, but the employee's gain on exercise will be treated as ordinary income rather than a capital gain and the Company will receive a corresponding deduction at the time of sale.  Any remaining gain on sale will be short-term or a long-term capital gain, depending on the holding period of the stock.

An optionee's stock option agreement may permit payment for stock upon the exercise of an ISO to be made with other shares of Common Stock.  In such a case, in general, if an employee uses stock acquired pursuant to the exercise of an ISO to acquire other stock in connection with the exercise of an ISO, it may result in ordinary income if the stock so used has not met the minimum statutory holding period necessary for favorable tax treatment as an ISO.

Non-Qualified Stock Options.  In general, no taxable income will be recognized by the optionee, and no deduction will be allowed to the Company, upon the grant of an option.  Upon exercise of a non-qualified option, an optionee will recognize ordinary income (and the Company will be entitled to a corresponding tax deduction if applicable withholding requirements are satisfied) in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the exercise price.  Any additional gain or loss after exercise realized by an optionee on subsequent disposition of such shares generally is a capital gain or loss and does not result in a tax deduction to the Company.

Internal Revenue Code Section 162(m).  Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless compensation is performance-based.  It is intended that as respects options the Plan meet the performance-based compensation exception to the limitation on deductions.  The Plan meets the first requirement of this exception because no options will be awarded at an exercise price less than the fair market value of the stock on the date of grant.  In addition, the administration of the plan by the Compensation Committee satisfies a second requirement for exemption from the $1,000,000 cap.  A third requirement is satisfied due to the limitation on the number of options that may be granted to any single employee during any fiscal year of the Company.  The last requirement for exemption from the $1,000,000 cap has been satisfied by the approval of the Plan by the shareholders of the Company.  In order to continue to satisfy this requirement, the Company is seeking the approval of this amendment to the Plan by the shareholders of the Company.

Stock Appreciation Rights and Stock Awards

The Plan also permits, among other things, (i) the issuance of stock appreciation rights ("SARs") and (ii) restricted stock, restricted stock units and performance shares (collectively, "Stock Awards") (SARs and Stock Awards are collectively referred to as "Awards").  All employees of the Company and its subsidiaries are eligible to receive Awards under the Plan, although it is anticipated that only certain salaried employees will receive Awards.  When an Award is made, the Compensation Committee will specify (a) the amount and form of the Award, (b) the objective performance goals, if any, that must be met in order for amounts to be payable pursuant to the Award, (c) the period, if any, during which the performance goals must be met, and (d) the period, if any, during which the participant must remain employed by the Company or a subsidiary as a condition of the Award ("Vesting Period").  The Compensation Committee may specify additional terms as it deems appropriate.

The Compensation Committee may establish objective performance goals for Awards as more particularly described below.  The objective performance goals may relate to the performance of an employee's department or restaurant concept or the performance of the Company and its subsidiaries as a whole, or any combination of the two.  The Compensation Committee may use any objectively determinable performance goals to measure performance.  The Compensation Committee will establish the objective performance goals for Awards in writing before the beginning of the fiscal year, unless otherwise permitted under Section 162(m) of the Internal Revenue Code.  At the end of each performance period for which an Award relates, the Compensation Committee will determine whether and to what extent the performance goals have been met.  Awards will not be paid to the extent that the performance goals are not met.  If any performance goal, business criteria or target for an Award is affected by special factors, subject to any limitations in Section 162(m) of the Internal Revenue Code, the Compensation Committee may make special adjustments in the performance goal, business criteria or target.

Performance Goals.  If Awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Internal Revenue Code as "performance-based compensation," the performance goals will be selected from among the following criteria, which may be applied to the Company as a whole, or to an individual recipient, or to a department, concept, unit, division or function within the Company or an affiliate, or any combination of the preceding groups, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices): (a) earnings (either in the aggregate or on a per share basis, reflecting dilution of shares as the Compensation Committee deems appropriate and, if the Compensation Committee so determines, net of or including dividends) before or after interest and taxes ("EBIT"), before or after interest, taxes and rent ("EBITR"), or before or after interest, taxes, depreciation, and amortization ("EBITDA"); (b) gross or net revenue or changes in annual revenues; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price, or share price appreciation; (f) earnings growth or growth in earnings per share; (g) total business return, or return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (h) adjusted pre-tax margin; (i) pre-tax profits; (j) operating margins; (k) operating profits; (l) operating or capital expenses; (m) dividends; (n) net income or net operating income; (o) growth in operating earnings; (p) value of assets; (q) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (r) aggregate product price and other product measures; (s) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (t) reduction of losses, loss ratios or expense ratios; (u) reduction in fixed costs; (v) operating cost management; (w) cost of capital; (x) debt reduction; (y) productivity improvements; (z) inventory turnover; (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (bb) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (cc) diversity goals; (dd) turnover; (ee) specified objective social goals; (ff) safety record; (gg) retention of high-potential employees; (hh) flow through of cash, sales, earnings, profits or other financial measures; (ii) growth in franchised locations; (jj) culinary product pipeline goals; (kk) brand positioning goals; or (ll) development pipeline goals.

Subject to any limitations in Section 162(m) of the Internal Revenue Code, the Compensation Committee may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, any unusual non-recurring gain or loss, and other items as the Compensation Committee determines to be required so that the operating results of the Company, or any business unit, division or affiliate of the Company shall be computed on a comparative basis from performance period to performance period.

Awards may also be subject to vesting requirements under which the participant must remain a full-time active employee of the Company or a subsidiary throughout a "Vesting Period" in order for the Award to be payable.  No employee may be granted more than 500,000 stock options and SARs and 200,000 Stock Awards in a fiscal year.

The Performance Share Plan and Restricted Stock Unit Plan, each described elsewhere in this Proxy Statement, have been established pursuant to the Compensation Committee's authority to grant Awards under the Plan and are subject to, among other items, the overall and annual limitations on grants of Stock Awards.  Any awards under those plans will not result in additional dilution to the shareholders because those plans utilize shares reserved for issuance under the Plan.

Tax Status of SARs and Stock Awards

Under the Internal Revenue Code, except as described below, if Awards are made in the form of restricted stock, restricted stock units, or performance shares, no income will be realized by the employee upon such award unless the award fully vests upon the date of award or the award is restricted stock with no risk of substantial forfeiture.  When restricted stock, restricted stock units or performance shares vest, the employee will recognize ordinary compensation income equal to the then fair market value of the shares or units.  With regard to Awards of restricted stock, an employee may elect to make a "Section 83(b) election" under the Internal Revenue Code, in which case the employee will recognize income on the fair market value of the restricted stock at the time the shares are granted.  A Section 83(b) election must be made within 30 days after the restricted stock is granted.  The Company generally will be entitled to a federal income tax deduction at the time the employee recognizes income on the restricted stock, restricted stock units or performance shares.

If Awards are made in the form of SARs, no income will be realized by the employee upon the award of SARs.  When the SARs vest, the employee will recognize ordinary compensation income equal to the cash value of the SARs.  The Company generally will be entitled to a federal income tax deduction at the time the employee recognizes income on the SARs.

Grants of Awards are generally intended to meet the requirements of Section 162(m) of the Internal Revenue Code and, as such, to be exempt from the $1,000,000 deduction limit under most circumstances.  This amendment to the Plan is being submitted to the Company's shareholders for approval in order to comply with such requirements.

Acceleration of Exercisability and Vesting

Subject to the terms of any individual grant agreement, all options and Awards under the Plan will become immediately exercisable and vested in full if there is a sale or other transfer of all or substantially all of the assets of the Company on a consolidated basis, the acquisition of beneficial ownership by a party, directly or indirectly, of the securities representing 50% or more of the voting rights for directors of the Company, and during any three year period following a "solicitation in opposition," there is a failure of a majority of persons nominated by management over said three year period to win election to seats on the Board of Directors (based upon the number of seats available at the beginning of such three year period).  Full or partial acceleration of vesting will occur in the event of death or disability.  The Compensation Committee may accelerate vesting, in whole or in part, under such circumstances as the Compensation Committee deems appropriate, but subject to the requirements of Section 162(m) of the Internal Revenue Code.

Cessation of Employment

Each individual grant agreement sets forth the rights and restrictions of the employee as to continued vesting and exercise of options after the employee's cessation of employment with the Company.  Under the terms of the current individual grant agreement, subject to exceptions set forth in the grant agreement, if an employee ceases to be employed by the Company, then, in general, the employee shall have the lesser of the original option period or 90 days to exercise any vested options, and all unvested options immediately expire.  The current grant agreement provides that if, at the time of cessation of employment, the employee's age and years of service to the Company total 70 or more (the "Rule of 70"), then (i) as to any vested options at the time of cessation of employment, the employees option period shall be the lesser of the original option period or 90 days following cessation of employment, and (ii) the unvested options continue to vest pursuant to the original option terms, provided that once vested, the employee's option period will be 90 days following the date of vesting instead of the date of cessation of employment.  Further, if at the time of cessation of employment, an employee, who meets the Rule of 70, was an officer of the Company or one of its restaurant concepts, then (i) as to any vested options at the time of cessation of employment, the employee's option period shall be the lesser of the original option period or 36 months following cessation of employment (if the employee was an Executive Vice President, President or Chief Executive Officer), 24 months (if the employee was a Senior Vice President), and 12 months (if the employee was a Vice President), and (ii) as to options that continue to vest after cessation of employment under the Rule of 70 provisions, the employee's option period will be the applicable 36-, 24- or 12-month period following the date of vesting instead of the date of cessation of employment.  For any employee who ceases employment, does not meet the Rule of 70, and was an officer of the Company or a restaurant concept, all unvested options expire at time of cessation of employment and the option period for vested options shall be the lesser of the original option period or the application 36-, 24- or 12-month period described above.  In the case of any extended post-employment option period, the employee may only exercise the vested options in one-third increments at one-third intervals of the extended option period.

The grant agreement further provides that if at anytime, after cessation of employment, the employee becomes employed by or associated with a business, including being a consultant to or a member of the board of directors of such business, which competes with any business conducted by the Company, then any unvested options immediately expire and any vested options shall expire on the earlier to occur of 90 days after the date of employment or association with such business or the end of the option time period permitted under the immediately preceding paragraph.

Amendments

The Plan may be amended, altered or discontinued by the Compensation Committee without the approval of the shareholders, except that the Compensation Committee does not have the power or authority to adversely affect the rights of any participant or beneficiary of any stock options or Awards granted under the Plan prior to the date such amendment is adopted by the Compensation Committee in the absence of written consent to the change by the affected participant or beneficiary.  The Compensation Committee, however, may make appropriate adjustments in the number of shares covered by the Plan, the number of outstanding options, option prices, and any restrictions on outstanding Awards to reflect any stock dividend, stock split, share combination, merger, consolidation, reorganization, liquidation, change in control, or the like, of or by the Company.  Notwithstanding the foregoing, no amendment to the Plan may be made without approval of the Company's shareholders that would materially increase the number of shares available under the Plan (except as noted in the preceding sentence), change the types of Awards available under the Plan, materially expand the class of persons eligible to receive Awards under or otherwise participate in the Plan, materially extend the term of the Plan, materially change the method of determining the strike price of the options under the Plan, permit repricing of an option or SAR, or permit the grant of an option or SAR for, or in connection with, the cancellations or surrender of an option, SAR or Stock Award granted under the Plan having a higher option or exercise price.

Current Information Regarding Plan

On August 18, 2005, (i) 8,372,362 shares were covered by outstanding options granted under the Plan, at option prices ranging from $16.13 to $40.30 per share (the weighted average price being $30.47) and with expiration dates ranging from January 4, 2009 to July 14, 2015 (the weighted average term to expiration being 7.53 years); and (ii) 321,422 shares were subject to outstanding Stock Awards under the Plan and vest on dates ranging from August 13, 2006 to August 30, 2010.  On August 18, 2005, the closing market price for a share of Company common stock was $40.02.  As of August 18, 2005, no SARs or Awards other than the options and Stock Awards, as described above, are outstanding under the Plan.  For the Plan, the 1999 Plan (as described in Proposal 4 in this Proxy Statement) and all previous plans, the combined number of shares covered by outstanding options is 8,983,805, the combined weighted average price for such options is $29.95, the combined weighted average term to expiration for such options is 7.38 years, and the combined number of shares covered by outstanding Stock Awards is 335,472.

Information about options and restricted stock granted during the Company's 2005 fiscal year under the Plan to the Chief Executive Officer and the four other most highly compensated executive officers can be found in the table under the heading "Executive Compensation - Summary Compensation Table" and "Executive Compensation - Option Grants During 2005 Fiscal Year" below.  During the 2005 fiscal year, options covering 415,000 shares were granted to current executive officers as a group under the Plan and options covering 2,370,700 shares were granted under the Plan to all employees (excluding executive officers) as a group.  Options generally become exercisable in two annual installments beginning two years after the date of the option grant.  Also during the 2005 fiscal year, 28,187 shares of restricted stock were granted to current executive officers as a group under the Plan and 23,497 shares of restricted stock were granted under the Plan to all employees (excluding executive officers) as a group.  Restricted stock generally becomes exercisable in three annual installments beginning the year after the date of the grant.

Plan Amendment

As of August 18, 2005, stock options and Stock Awards covering 8,693,784 shares were outstanding and 975,366 shares were available for grant under the Plan (of which 194,981 shares were available for grant as restricted stock under the Plan).  If shareholders approve the Amendment, the estimated maximum number of shares that may be issued under the Plan would be (in addition to shares subject to grants and awards as of August 18, 2005) increased to 4,975,366 shares (of which 2,694,981 shares will be available for grant as Stock Awards).  This number represents shares available for, but not yet subject to, a grant or award as of the date of this Proxy Statement, assuming (i) no grants or awards were made under the Plan between August 18, 2005 and such date, and (ii) no grants or awards previously made under the Plan are cancelled between August 18, 2005 and such date, plus the additional 4,000,000 shares authorized by the Amendment.

Either authorized but unissued shares or treasury shares of Common Stock may be issued in connection with grants and awards under the Plan.  In addition, any shares subject to an award which are forfeited or not issued because the terms and conditions of the grant or award are not met may be re-used for a new grant or award.

Required Vote; Recommendation

The favorable vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the annual meeting in person or by proxy is required to approve the Amendment of the Plan.

The Board of Directors believes that approval of the Amendment is in the best interest of the Company and that the additional shares will strengthen the Company's ability to attract and retain key employees and furnish additional incentives to such persons by encouraging them to become owners of the Common Stock of the Company.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE STOCK OPTION AND INCENTIVE PLAN.

PROPOSAL 4

 AMENDMENT OF 1999 STOCK OPTION AND INCENTIVE PLAN
FOR NON-EMPLOYEE DIRECTORS AND CONSULTANTS

In September 1999, the Board of Directors adopted the 1999 Stock Option and Incentive Plan for Non-Employee Directors and Consultants (the "1999 Plan") covering the issuance of up to 300,000 shares of Common Stock of the Company.  The adoption of the 1999 Plan was approved by the shareholders of the Company in November 1999.  The purpose of the 1999 Plan is to provide non-employee directors (currently 8 members of the Board of Directors are non-employee directors), consultants and advisors with a proprietary interest in the Company through the granting of, among other things, stock options, restricted stock, restricted stock units, and stock appreciation rights which will increase their interest in the Company's welfare, furnish them an incentive to continue their services for the Company and provide a means through which the Company may attract able persons to serve on its Board of Directors and act as consultants or advisors.  At the annual meeting, the shareholders of the Company are being asked to approve an amendment to the 1999 Plan to, among other matters, (a) increase the number of shares of Common Stock available for awards under the 1999 Plan by an additional 500,000 shares, and (b) limit the maximum time period for exercise of any stock option to 10 years from the date of grant.  The complete text of the 1999 Plan, as amended, is set forth on Appendix B.  The following description is subject in all respects to the terms of the 1999 Plan.

Summary of the 1999 Plan

Stock Options

The 1999 Plan is designed to permit the granting of non-qualified options to purchase Common Stock to directors of the Company who are not employees of the Company or its subsidiaries and to certain consultants and advisors.  The administration of the 1999 Plan will be provided by the Governance and Nominating Committee of the Board of Directors which has the authority to determine the terms pursuant to which options are granted under the 1999 Plan.  The Governance and Nominating Committee determines the number of options to be granted to eligible participants, determines the exercise price, vesting period, and option period at the time the option is granted, and administers and interprets the 1999 Plan.  The 1999 Plan provides that no option shall be granted with a time period for exercise greater than 10 years from the date of grant.

The exercise price of options is payable in cash or the holder of an option may request approval from the Governance and Nominating Committee to exercise an option or a portion thereof by tendering shares of Common Stock at the fair market value per share on the date of exercise in lieu of cash payment of the exercise price.  The 1999 Plan requires that the exercise price of an option will not be less than 100% of the fair market value of the Common Stock on the date of the grant of the option.

Tax Status of Stock Options

Only non-qualified stock options may be granted under the 1999 Plan.  In general, no taxable income will be recognized by the optionee, and no deduction will be allowed to the Company, upon the grant of an option.  Upon exercise of a non-qualified option, an optionee will recognize ordinary income, and the Company will be entitled to a corresponding tax deduction, in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the option price.  Any additional gain or loss after exercise realized by an optionee on subsequent disposition of such shares generally is a capital gain or loss and does not result in a tax deduction to the Company.

Stock Appreciation Rights and Stock Awards

The 1999 Plan also permits, among other things, the issuance of (i) stock appreciation rights ("SARs") and (ii) restricted stock and restricted stock units ("Stock Awards") (SARs and Stock Awards are collectively referred to as "Awards").  When an Award is made, the Governance and Nominating Committee will specify (a) the amount and form of the Award, and (b) the period, if any, during which the participant must remain on the Board of Directors of the Company or a subsidiary as a condition of the Award ("Vesting Period").  Full or partial acceleration of vesting will occur in the event of death or disability.  The Governance and Nominating Committee may accelerate vesting, in whole or in part, under such circumstances as are deemed appropriate.  The Governance and Nominating Committee may specify additional terms as it deems appropriate.

Tax Status of SARs and Stock Awards

Under the Internal Revenue Code, if Awards are made in the form of restricted stock, or restricted stock units, no income will be realized by a participant upon the award of restricted stock or restricted stock units, unless the award fully vests upon the date of award or the award is restricted stock with no risk of substantial forfeiture.  When restricted stock or restricted stock units vest, the participant will recognize ordinary compensation income equal to the then fair market value of the shares or units.  With regard to Awards of restricted stock, a participant may elect to make a "Section 83(b) election" under the Internal Revenue Code, in which case the participant will recognize income on the fair market value of the restricted stock at the time the shares are granted.  A Section 83(b) election must be made within 30 days after the restricted stock is granted.  The Company generally will be entitled to a federal income tax deduction upon the recognition of income on the restricted stock or restricted stock units by the participant.

If Awards are made in the form of SARs, no income will be realized by the participant upon the award of SARs.  When the SARs vest, the participant will recognize ordinary compensation income equal to the cash value of the SARs.  The Company generally will be entitled to a federal income tax deduction upon the recognition of income on the SARs by the participant.

Acceleration of Exercisability and Vesting

Subject to the terms of any individual grant agreement, all options and Awards under the 1999 Plan will become immediately exercisable and vested in full if there is a sale or other transfer of all or substantially all of the assets of the Company on a consolidated basis, the acquisition of beneficial ownership by a party, directly or indirectly, of the securities representing 50% or more of the voting rights for directors of the Company, and during any three year period following a "solicitation in opposition," there is a failure of a majority of persons nominated by management over said three year period to win election to seats on the Board of Directors (based upon the number of seats available at the beginning of such three year period).

Amendments

The 1999 Plan may be amended, altered or discontinued by the Governance and Nominating Committee without the approval of the shareholders, except that the Governance and Nominating Committee does not have the power or authority to adversely affect the rights of any participant or beneficiary of any stock options or Awards granted under the 1999 Plan prior to the date such amendment is adopted by the Governance and Nominating Committee in the absence of written consent to the change by the affected participant or beneficiary.  The Governance and Nominating Committee, however, may make appropriate adjustments in the number of shares covered by the 1999 Plan, the number of outstanding options, option prices, and any restrictions on outstanding Awards to reflect any stock dividend, stock split, share combination, merger, consolidation, reorganization, liquidation, change in control, or the like, of or by the Company.

Current Information Regarding the 1999 Plan

On August 18, 2005, (i) 346,050 shares were covered by options granted under the 1999 Plan, at option prices ranging from $23.96 to $38.35 per share (the weighted average price being $32.18) and with expiration dates ranging from January 2, 2011 to February 8, 2015 (the weighted average term to expiration being 7.76 years); and (ii) 14,050 shares were subject to Stock Awards under the 1999 Plan and vest on dates ranging from January 14, 2006 to January 3, 2009.  On August 18, 2005, the closing market price for a share of Company common stock was $40.02.  No SARs or Awards other than the stock options and Stock Awards, as described above, are outstanding under the 1999 Plan.  For the Plan, the 1999 Plan and all previous plans, the combined number of shares covered by outstanding options is 8,983,805, the combined weighted average price for such options is $29.95, the combined weighted average term to expiration for such options is 7.38 years, and the combined number of shares covered by outstanding Stock Awards is 335,472.

1999 Plan Amendment

As of August 18, 2005, stock options and Stock Awards covering 360,100 shares were outstanding and 49,387 shares were available for grant under the 1999 Plan (all of such shares were available for grant as restricted stock under the 1999 Plan).  If shareholders approve the Amendment, the estimated maximum number of shares that may be issued under the 1999 Plan would be (in addition to shares subject to grants and awards as of August 18, 2005) increased to 549,387 shares.  This number represents shares available for, but not yet subject to, a grant or award as of the date of this Proxy Statement, assuming (i) no grants or awards were made under the 1999 Plan between August 18, 2005 and such date, and (ii) no grants or awards previously made under the 1999 Plan are cancelled between August 18, 2005 and such date, plus the additional 500,000 shares authorized by the Amendment.

Either authorized but unissued shares or treasury shares of Common Stock may be issued in connection with grants and awards under the 1999 Plan.  In addition, any shares subject to an award which are forfeited or not issued because the terms and conditions of the grant or award are not met may be re-used for a new grant or award.

Required Vote; Recommendation

The favorable vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the annual meeting in person or by proxy is required to approve the Amendment of the 1999 Plan.

The Board of Directors believes that approval of the Amendment is in the best interest of the Company and that the additional shares will strengthen the Company's ability to attract and retain non-employee directors, consultants and advisors, by providing them with a proprietary interest in the Company and furnish additional incentives to such persons by encouraging them to continue their services to the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE 1999 STOCK OPTION AND INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS AND CONSULTANTS.

PROPOSAL 5

APPROVAL OF PERFORMANCE SHARE PLAN

Pursuant to its authority to grant awards under the Company's Stock Option and Incentive Plan, the Compensation Committee has established a Performance Share Plan (the "Performance Plan") effective June 30, 2005, the beginning of the current fiscal year, and the number of shares that may be issued pursuant to the Performance Plan is subject to the annual and overall limitations on grants of Stock Awards under the Company's Stock Option and Incentive Plan (as more particularly described in said plan).  Any awards under the Performance Plan will not result in additional dilution to the shareholders because the Performance Plan utilizes shares reserved for issuance under the Company's Stock Option and Incentive Plan.  The Performance Plan is a non-qualified performance plan in which, currently, all officers of the Company and its restaurant concepts (currently 74 persons) participate.  The Performance Plan provides an additional mechanism for focusing executives on total shareholder return over the long term.   Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, excluding certain forms of compensation including performance-based compensation.  In order that the Company might continue to receive a federal income tax deduction for the payment of incentive compensation to its executive officers, the Performance Plan has been designed in a manner intended to allow the Company to meet the performance-based compensation exception to the limitation on deductions.  The Performance Plan replaces the Executive Long-Term Incentive Plan (the "Current Plan") approved by the shareholders of the Company on November 4, 1999.

At the Annual Meeting, the shareholders of the Company are being asked to approve the adoption of the Performance Plan for purposes of ensuring the tax deductibility of applicable awards under the Performance Plan.

Summary of the Performance Plan

The Performance Plan is a performance-related plan using overlapping three-year cycles paid annually.  Each participant will be assigned a specific target payout of "Performance Shares" by the Compensation Committee of the Board of Directors.  Performance Shares are a right to receive a certain number of shares of Common Stock of the Company upon satisfaction of performance goals and/or other measures specified by the Compensation Committee.  If an award under the Performance Plan is intended to satisfy the conditions for deductibility under Section 162(m) of the Internal Revenue Code as "performance-based compensation," the performance goal will be selected from the performance goals permitted under the Company's Stock Option and Incentive Plan (see a discussion of the same under the heading "Stock Appreciation Rights and Stock Awards - Performance Goals" in Proposal 3 of this Proxy Statement).

The Compensation Committee has initially selected to measure long-term operating results by evaluating the Company's total shareholder return in comparison to the total shareholder return of a select group of other publicly-traded restaurant companies (collectively, the "Comparative Group") over a three-year cycle.  A participant's target payout may be adjusted (upward or downward) based upon the rank of the Company's total shareholder return against the Comparative Group.  There will be no target payout if the Company's rank is at or near the bottom of the Comparative Group.  In addition, if the Company's total shareholder return is negative for the three-year cycle, regardless of rank against the Comparative Group, the adjusted target payout for each participant will be reduced to 80% of such adjusted target payout.

Any payout will be made in Common Stock of the Company, which Common Stock will be fully vested upon issuance.  No participant in the Performance Plan may receive a payout of more than 200,000 shares of stock in any fiscal year.  To be eligible to receive a payout, a participating officer must be employed by the Company at the end of the three-year measurement period.

All awards under the Performance Plan will become immediately vested in full if there is a sale or other transfer of all or substantially all of the assets of the Company on a consolidated basis, the acquisition of beneficial ownership by a party, directly or indirectly, of the securities representing 50% or more of the voting rights for directors of the Company, and during any three year period following a "solicitation in opposition," there is a failure of a majority of persons nominated by management over said three year period to win election to seats on the Board of Directors (based upon the number of seats available at the beginning of such three year period).

Except as noted below, if a participant ceases to be employed by the Company, any unvested award is immediately forfeited.  If at time of cessation of employment, a participant meets the Rule of 70, then any unvested award shall continue to vest and adjust pursuant to the original vesting period and terms.  Further, if at anytime, after cessation of employment, the participant becomes employed by or associated with a business, including being a consultant to or a member of the board of directors of such business, which competes with any business conducted by the Company, then any unvested awards immediately expire on the date of employment or association with such business.

In contrast, the Current Plan is based on the performance of the Company's earnings per share targets for a three-year cycle for corporate officers and a restaurant concept's profit before taxes targets for a three-year cycle for restaurant concept officers.

In replacing the Current Plan with the Performance Plan, the Compensation Committee intended to more closely align the interests of the Company's officers with those of its shareholders.  By eliminating earnings per share (or profit before taxes) as a factor in determining payments to officers and replacing it with a comparison of the Company's total shareholder return against that of the Comparative Group, the officers of the Company will not be rewarded unless the shareholders of the Company are rewarded with a comparative higher shareholder return.  In addition, by continuing the use of the three-year cycle, the maximization of long-term shareholder wealth becomes of paramount importance to the officers of the Company and they will be correspondingly rewarded for the achievement of this objective.

Required Vote; Recommendation

The favorable vote of the holders of the majority of the shares of Common Stock present and entitled to vote at the annual meeting in person or by proxy is required to approve the adoption of the Performance Plan for purposes of ensuring that the Company will receive a federal income tax deduction for any applicable payouts under the Performance Plan.  The Board of Directors believes that approval of the Performance Plan is in the best interest of the Company and that the Performance Plan will strengthen the Company's ability to attract and retain key employees and better align the long-term interests of such employees with the interests of the Company's shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL TO APPROVE THE ADOPTION OF THE PERFORMANCE PLAN.

PROPOSAL 6

APPROVAL OF RESTRICTED STOCK UNIT PLAN

Pursuant to its authority to grant awards under the Company's Stock Option and Incentive Plan, the Compensation Committee has established the Restricted Stock Unit Plan (the "Restricted Stock Unit Plan") effective June 30, 2005, the beginning of the Company's current fiscal year, and the number of shares that may be awarded under the Restricted Stock Unit Plan is subject to the annual and overall limitations on grants of Stock Awards under the Company's Stock Option and Incentive Plan (as more particularly described in said plan).  Any awards under the Restricted Stock Unit Plan will not result in additional dilution to the shareholders because the Restricted Stock Unit Plan utilizes shares reserved for issuance under the Company's Stock Option and Incentive Plan.  The Restricted Stock Unit Plan is a non-qualified, long-term performance plan in which certain key employees of the Company participate.  The Restricted Stock Unit Plan provides a mechanism for attracting and retaining key employees and for providing an incentive through a proprietary interest in the Company to employees who will be responsible in part for the Company's future growth and continued success.   Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year; excluding certain forms of compensation including performance-based compensation.  In order that the Company might receive a federal income tax deduction for the payment of incentive compensation to its executive officers, the Restricted Stock Unit Plan has been designed in a manner intended to allow the Company to meet the performance-based compensation exception to the limitation on deductions.

At the Annual Meeting, the shareholders of the Company are being asked to approve the adoption of the Restricted Stock Unit Plan for purposes of ensuring the tax deductibility of applicable awards under the Restricted Stock Unit Plan.

Summary of the Restricted Stock Unit Plan

The Restricted Stock Unit Plan is a plan using overlapping three-year cycles paid annually. Each participant will be assigned a specific target payout of "Restricted Stock Units" by the Compensation Committee of the Board of Directors.  Restricted Stock Units are a right to receive a certain number of shares of Common Stock of the Company upon satisfaction of performance goals and/or other measures specified by the Compensation Committee.  If an award under the Restricted Stock Unit Plan is intended to satisfy the conditions for deductibility under Section 162(m) of the Internal Revenue Code as "performance-based compensation," the performance goal will be selected from the performance goals permitted under the Company's Stock Option and Incentive Plan (see a discussion of the same under the heading "Stock Appreciation Rights and Stock Awards - Performance Goals" in Proposal 3 of this Proxy Statement).

The Compensation Committee has initially selected continued employment as the measure for payout.  If the participant remains employed with the Company for the three-year period, the participant will receive the target payout.  Such payout will be made in Common Stock of the Company, which Common Stock will be fully vested upon issuance.  No participant in the Restricted Stock Unit Plan may receive a payout of more than 200,000 shares of stock in any fiscal year.  To be eligible to receive a payout, a participant must be employed by the Company on the date of issuance.

All awards under the Restricted Stock Unit Plan will become immediately vested in full if there is a sale or other transfer of all or substantially all of the assets of the Company on a consolidated basis, the acquisition of beneficial ownership by a party, directly or indirectly, of the securities representing 50% or more of the voting rights for directors of the Company, and during any three year period following a "solicitation in opposition," there is a failure of a majority of persons nominated by management over said three year period to win election to seats on the Board of Directors (based upon the number of seats available at the beginning of such three year period).

Except as noted below, if a participant ceases to be employed by the Company, any unvested award is immediately forfeited.  If at the time of cessation of employment, a participant meets the Rule of 70, then any unvested award shall continue to vest pursuant to the original vesting period.  Further, if at anytime, after cessation of employment, the participant becomes employed by or associated with a business, including being a consultant to or a member of the board of directors of such business, which competes with any business conducted by the Company, then any unvested awards immediately expire on the date of employment or association with such business.

Required Vote; Recommendation

The favorable vote of the holders of the majority of the shares of Common Stock present and entitled to vote at the annual meeting in person or by proxy is required to approve the adoption of the Restricted Stock Unit Plan for purposes of ensuring that the Company will receive a federal income tax deduction for any applicable payouts under the Restricted Stock Unit Plan.  The Board of Directors believes that approval of the Restricted Stock Unit Plan is in the best interest of the Company and that the Restricted Stock Unit Plan will strengthen the Company's ability to attract and retain key employees and to increase their interest in the Company's growth and success.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL TO APPROVE THE ADOPTION OF THE RESTRICTED STOCK UNIT PLAN.

PROPOSAL 7

RE-APPROVAL OF PROFIT SHARING PLAN

The Company adopted a Profit Sharing Plan in 1984 and the shareholders of the Company ratified the adoption of the Profit Sharing Plan in 1994 and re-approved the Profit Sharing Plan in 1999.  The Profit Sharing Plan is a non-qualified annual incentive arrangement in which all corporate employees, including executives, and certain restaurant concept team employees, including executives, participate.  The Profit Sharing Plan is currently designed to reflect the participating employees' contribution to the Company's enhancement of total shareholder return by (i) increasing earnings and managing expenditures (the "Total Business Return Component") and (ii) by individually achieving specified key performance indicators and competencies (the "Individual Performance Component").  The Profit Sharing Plan reinforces a strong team work ethic and increased individual performance by making the basis for payouts to all corporate executives primarily the same as for all other corporate employees in whole, or within an individual department as approved by the Compensation Committee, and by making the basis for payouts to executives of one of the Company's restaurant concepts primarily the same as for all other participating members of such restaurant concept team.  Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless compensation is performance-based.  In order that the Company might continue to receive a federal income tax deduction for the payment of incentive compensation to its executive officers, the Profit Sharing Plan has been designed in a manner intended to meet the performance-based compensation exception to the limitation on deductions.

The shareholders of the Company previously approved the Profit Sharing Plan in 1994 and re-approved the Profit Sharing Plan in 1999.  However, Section 162(m) of the Internal Revenue Code requires that plans such as the Profit Sharing Plan be approved by the shareholders of the Company every five years in order to meet the performance-based compensation exception to the limitation on deductions.  At the annual meeting, the shareholders of the Company are being asked to re-approve the Profit Sharing Plan for purposes of ensuring the tax deductibility of any awards under the Profit Sharing Plan.

Summary of the Profit Sharing Plan

Each participating employee is assigned an Individual Participation Percentage ("IPP") of the base salary for such employee.  The two components of the Profit Sharing Plan are the Total Business Return Component and Individual Performance Component.  Payouts under each of the components are primarily based on a formula that multiplies a participating employee's IPP times the employee's base wages during the fiscal year times the applicable factor to measure (i) with respect to the Total Business Return Component, the difference between the Company's (or restaurant concept's or a designated individual Company department's) actual and planned performance, and (ii) with respect to the Individual Performance Component, the individual employee's performance achievement.  Planned performance parameters relating to the Total Business Return Component based on the Company's (or restaurant concept's or designated individual Company department's) annual plan are approved by the Compensation Committee prior to the beginning of the fiscal year.

Total Business Return Component.  Under the Total Business Return Component, each participating Company employee's payout is measured on the difference between the Company's actual and planned performance against earnings goals.  For each one percentage point difference between actual and planned performance of the fiscal year for the earnings goals, the factor is adjusted upward or downward (as appropriate) by a multiplier of two and one-half points for certain designated individual Company department employees and by a multiplier of ten points for the remaining Company employees.  Each participating restaurant concept employee's payout is divided into two parts.  One part is based on the measured difference between the restaurant concept's actual and planned performance against earnings goals, and the other part is based on the measured difference between the restaurant concept's actual and planned performance against expenditure goals.  For each one percentage point difference between actual and planned performance of the fiscal year for the earnings goals, the factor is adjusted upward or downward (as appropriate) by a multiplier of ten points for certain designated restaurant concept employees, and by a multiplier of five points for the remaining restaurant concept participants.  Similarly, for each percentage point difference between actual and planned performance for the expenditure goals, the factor is adjusted upward or downward (as appropriate) by a multiplier of one for all participating restaurant concept employees.  To ensure that the Company, each restaurant concept, and any designated individual Company department achieves a minimally acceptable level of performance before any payouts are made to participating employees under the Total Business Return Component, a minimum level of achievement is required, and no payouts are made if the Company's, restaurant concept's, or designated individual Company department's performance is below a minimum level.  Payouts under the Total Business Return Component of the Profit Sharing Plan may in no event exceed 150% of expected payout.

Individual Performance Component.  Under the Individual Performance Component, allocations for payout for each designated group or designated individual is measured on the differences between the Company's or restaurant concept's actual and planned performance against earnings goals.  For each upward percentage point difference between actual and planned performance of the fiscal year, the factor is adjusted by a multiplier of ten points for any Company and certain designated restaurant concept employees, two and one-half points for certain designated individual Company department's employees, and five points for the remaining participants, and for each downward percentage point difference, there is no adjustment to the factor.  To ensure that the Company and each restaurant concept achieves a minimally acceptable level of performance before any allocation and distribution of payouts for each designated group or designated individual is made under the Individual Performance Component, a minimum level of achievement is required, and no allocation and distribution is made for the applicable designated group or designated individual if the Company's, restaurant concept's, or designated individual Company department's performance is below a minimum level.  Payouts under the Individual Performance Component of the Profit Sharing Plan may in no event exceed 150% of expected payout.  Following allocation, each participating employee will be distributed a share of the allocation of the Individual Performance Component for the group of which the employee is a part based on such employee's achievement of certain key performance indicators and competencies.

Payouts under each component (and within the component) are determined independent of each other.  Employees must meet certain eligibility requirements to earn awards under the Profit Sharing Plan, and any eligible employee who has been with the Company for less than twelve months will participate in the Profit Sharing Plan on a prorated basis.  The maximum payout that can be made to an employee under the Profit Sharing Plan is $2,500,000 in a fiscal year.

    The Profit Sharing Plan is administered by the Compensation Department of the Company, and is subject to revision by the Compensation Committee.  In that regard, the Compensation Committee may establish or utilize objective performance goals other than the Total Business Return Component and Individual Performance Component described in the above summary of the Profit Sharing Plan for awards under the Profit Sharing Plan.  If awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Internal Revenue Code as "performance-based compensation," the performance goals will be selected from among the following criteria, which may be applied to the Company as a whole, or to an individual recipient, or to a department, concept, unit, division or function within the Company or an affiliate, or any combination of the preceding groups, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices): (a) earnings (either in the aggregate or on a per share basis, reflecting dilution of shares as the Compensation Committee deems appropriate and, if the Compensation Committee so determines, net of or including dividends) before or after interest and taxes ("EBIT"), before or after interest, taxes and rent ("EBITR"), or before or after interest, taxes, depreciation, and amortization ("EBITDA"); (b) gross or net revenue or changes in annual revenues; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price, or share price appreciation; (f) earnings growth or growth in earnings per share; (g) total business return, or return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (h) adjusted pre-tax margin; (i) pre-tax profits; (j) operating margins; (k) operating profits; (l) operating or capital expenses; (m) dividends; (n) net income or net operating income; (o) growth in operating earnings; (p) value of assets; (q) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (r) aggregate product price and other product measures; (s) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (t) reduction of losses, loss ratios or expense ratios; (u) reduction in fixed costs; (v) operating cost management; (w) cost of capital; (x) debt reduction; (y) productivity improvements; (z) inventory turnover; (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (bb) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (cc) diversity goals; (dd) turnover; (ee) specified objective social goals; (ff) safety record; (gg) retention of high-potential employees; (hh) flow through of cash, sales, earnings, profits or other financial measures; (ii) growth in franchised locations; (jj) culinary product pipeline goals; (kk) brand positioning goals; or (ll) development pipeline goals.

During the 2005 fiscal year, 1,233 employees participated in the Profit Sharing Plan.  Payouts under the Profit Sharing Plan for the 2005 fiscal year are summarized as follows:

Name	Payment Received for 2005 Fiscal Year
Douglas H. Brooks	$ 0
Charles M. Sonsteby	$ 0
Roger F. Thomson	$ 0
Todd E. Diener	$ 33,933
Jean M. Birch	$ 182,052
All Executive Officers as a Group (11 persons)	$ 344,882
All Eligible Employees, Including All Officers Who Are Not Executive Officers, as a Group	$1,844,241

Required Vote; Recommendation

A favorable vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting in person or by proxy is required to re-approve the Profit Sharing Plan for the purposes of ensuring tax deductibility of any payouts under the Profit Sharing Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL TO RE-APPROVE THE PROFIT SHARING PLAN.

GOVERNANCE OF THE COMPANY

Director Independence

The Board of Directors has determined each of the following directors to be an "independent" director as such term is defined by the listing standards of the New York Stock Exchange ("NYSE") and the rules of the Securities and Exchange Commission ("SEC"), and that no material relationship exists between the Company and each director outside of their service as a member of the Board of Directors.  These directors are referred to individually as an "Independent Director" and collectively as the "Independent Directors."

Robert M. Gates
Marvin J. Girouard
Ronald Kirk
George R. Mrkonic
Erle Nye
James E. Oesterreicher
Rosendo G. Parra
Cece Smith

Classes of Directors

Each director serves for a one year term and is subject to re-election by the shareholders of the Company each year.  However, the Governance and Nominating Committee has divided the non-employee directors into four classes.  The classes are staggered so that each year the members of one of the classes shall have served on the Board of Directors for four consecutive years.  At such time, the members of such class are considered "Retiring Directors" and will, as determined by the Governance and Nominating Committee, either leave the Board of Directors or serve an additional four year term on the Board of Directors (subject to annual re-election by the shareholders of the Company).  All decisions of the Governance and Nominating Committee are made after considering, among other things, the quality of past director service, attendance at Board of Directors and Committee meetings, whether the director continues to possess the qualities and capabilities considered necessary or desirable for director service, input from other members of the Board of Directors concerning the performance of that director, and the independence of the director.  Mr. Dan W. Cook, III is leaving the Board of Directors after eight years of service.  Ms. Cece Smith is a Retiring Director who has been renominated by the Governance and Nominating Committee.  The four classes of non-employee directors are as follows:  Messrs. Girouard, Nye, and Oesterreicher comprise Class 1 and will be considered Retiring Directors as of the annual meeting of shareholders following the end of the 2006 fiscal year.  Dr. Gates and Mr. Mrkonic are members of Class 2 and will be considered Retiring Directors as of the annual meeting of shareholders following the end of the 2007 fiscal year.  Messrs. Kirk and Parra comprise Class 3 and will be considered Retiring Directors as of the annual meeting of shareholders following the end of the 2008 fiscal year.  Ms. Smith comprises Class 4 and will be considered a Retiring Director as of the annual meeting of shareholders following the end of the 2009 fiscal year.

Committees of the Board of Directors

The Board of Directors of the Company has established an Executive Committee, Audit Committee, Compensation Committee, and Governance and Nominating Committee.  The charters for each of these committees, as well as the Company's Corporate Governance Guidelines, are available at no charge in the Corporate Governance section of the Company's internet website (http://www.brinker.com/corp_gov/) or by written request directed to the Company, at 6820 LBJ Freeway, Dallas, Texas 75240, Attention: General Counsel.

The Board of Directors has determined that each member of the Audit, Compensation, and Governance and Nominating Committees meets the independence requirements applicable to those committees prescribed by the NYSE and the SEC.

The Executive Committee is currently comprised of Messrs. Girouard, Kirk, Nye and Brooks and met two times during the fiscal year.  The Executive Committee reviews material matters between Board meetings, provides advice and counsel to Company management, and has the authority to act for the Board on most matters between Board meetings.  In addition, the Executive Committee is also charged with assuring that the Company has a satisfactory succession management plan for all key management positions.

The Audit Committee is currently comprised of Messrs. Girouard, Mrkonic, Gates, and Oesterreicher and Ms. Smith and met nine times during the fiscal year.  The Board of Directors has determined that Ms. Smith is an "audit committee financial expert" as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.  A discussion of the role of the Audit Committee is provided under "Report of the Audit Committee" below.

The Compensation Committee is currently comprised of Messrs. Cook, Girouard, Mrkonic, and Oesterreicher and Ms. Smith and met six times during the fiscal year.  Functions performed by the Compensation Committee include: reviewing the performance of the Chief Executive Officer, approving key executive promotions, ensuring the reasonableness and appropriateness of senior management compensation arrangements and levels, the adoption, amendment and administration of compensation and stock-based incentive plans (subject to shareholder approval where required), management of the various stock option plans of the Company, and approval of the total number of available shares to be used each year in stock-based plans.  The specific nature of the Committee's responsibilities as they relate to executive officers is set forth below under "Report of the Compensation Committee."

The Governance and Nominating Committee is currently composed of Messrs. Cook, Kirk, Nye, and Parra and met one time during the fiscal year.  The purposes of the Governance and Nominating Committee are to recommend to the Board of Directors potential members to be added as new or replacement members to the Board of Directors, to review the compensation paid to non-management Board members, and to recommend corporate governance guidelines to the full Board of Directors.  The Governance and Nominating Committee reviewed the applicable legal standards for "independence" and the criteria applied to determine "audit committee financial expert" status, as well as the answers to annual questionnaires completed by each of the Independent Directors.  On the basis of this review, the Governance and Nominating Committee delivered a report to the full Board of Directors and the Board of Directors made its "independence" and "audit committee financial expert" determinations.

Board Member Meeting Attendance

During the fiscal year ended June 29, 2005, the Board of Directors held five meetings.  With the exception of Messrs. Cook and Nye who attended 71.4% and 37.5%, respectively, of the aggregate total meetings of the Board of Directors and Committees on which each respectively served, each director attended at least 75% of the aggregate total of meetings of the Board of Directors and Committees on which he or she served. With regard to Mr. Nye's attendance record, Mr. Nye missed several Board and Board Committee meetings due to unavoidable last minute conflicts caused by his responsibilities as Chairman of the Board of Regents of Texas A&M University and as Chairman of TXU Corp.  Mr. Nye has now taken steps to assure that such conflicts should not occur in the future.

It is a policy of the Board of Directors to encourage directors to attend each annual meeting of shareholders.  Such attendance allows for direct interaction between shareholders and members of the Board of Directors.  Mr. Cook was the only then-current Independent Director who did not attend the Company's 2004 annual meeting of shareholders.

Presiding Director

The Independent Directors have selected from their group an Independent Director to serve as chair at each meeting of the Independent Directors (an "Executive Session").  Mr. Girouard currently serves as the Chairman of the Executive Session of the Board.  The Independent Directors meet in Executive Session at each Board meeting.

As the Chairman of the Executive Session of the Board, Mr. Girouard's duties include presiding at all meetings of the Board of Directors when the Chairman of the Board is not present, serving as liaison between the Chairman of the Board and the Independent Directors, approving information sent to the Board of Directors, approving meeting agendas and schedules for the Board of Directors, having the authority to call a meeting of the Independent Directors, and being available for consultation and direct communication with major shareholders.

Directors' Compensation

Directors who are not employees of the Company receive (a) annual compensation of $50,000, which, at the director's choosing, may be taken in any combination of cash, restricted stock units or restricted stock( with the director receiving a 25% match in restricted stock units or restricted stock (as applicable) for the portion of his or her annual compensation taken in restricted stock units or restricted stock), (b) an annual grant of 2,500 restricted stock units or restricted stock, at the director's choosing, (c) $2,000 for each meeting of the Board of Directors attended, and (d) $2,000 for each meeting of any Committee of the Board of Directors attended.  The Chair of the Audit Committee receives additional annual compensation of $10,000 and the Audit Committee financial expert receives additional annual compensation of $10,000, unless such individual is also the Chair of the Audit Committee, in which case the total compensation would be $10,000 for such person.  The Chair of each of the Compensation, Executive, and Governance and Nominating Committees receives additional annual compensation of $7,500.  The Chair of the Executive Session of the Board receives additional annual compensation of $25,000.  The Company also reimburses directors for costs incurred by them in attending meetings of the Board.  A new director who is not an employee of the Company will receive 8,000 restricted stock units or restricted stock, at the director's choosing, at the beginning of such director's term.  The restricted stock units and restricted stock are granted pursuant to the Company's 1999 Stock Option and Incentive Plan for Non-Employee Directors and Consultants as of the sixtieth day following the Board of Directors' meeting held contemporaneous with the annual meeting of shareholders (or if the sixtieth day is not a business day, on the first business day thereafter) at the fair market value of the underlying Common Stock on the date of grant.  Previously, a Retiring Director who is being nominated for an additional term on the Board of Directors would receive an additional grant of 10,000 stock options at the beginning of such Director's new term.  This program will cease following the annual shareholders meeting in October 2005 with one final stock option award to directors as follows:  10,000 options to directors in Class 4, 7,500 options to directors in Class 1, 5,000 options to directors in Class 2, and 2,500 options to directors in Class 3.  Following this award, no further stock option awards will take place in conjunction with the fourth anniversary.  One-third of the stock options will vest on each of the second, third and fourth anniversaries of the date of grant.  All of the restricted stock units and restricted stock will vest on the fourth anniversary of the date of grant.  Payout for restricted stock units will occur following a director's departure from the Board of Directors.

Shareholder Communications with the Board of Directors

Any Company shareholder who wishes to communicate with the Board of Directors or with an individual director may direct such communications to the General Counsel, 6820 LBJ Freeway, Dallas, Texas 75240.  The communication must be clearly addressed to the Company's Board of Directors or to a specific director.  The Board of Directors has approved a process pursuant to which the General Counsel will review and forward any such correspondence to the appropriate person or persons for response.

Qualifications to Serve as Director

Each candidate for director must possess at least the following specific minimum qualifications:

1.  Each candidate shall be prepared to represent the best interests of all the Company's shareholders and not just one particular constituency.

2.  Each candidate shall be an individual who has demonstrated integrity and ethics in his/her personal and professional life and has established a record of professional accomplishment in his/her chosen field.

3.  No candidate shall have any material personal, financial or professional interest in any present or potential competitor of the Company.

4.  Each candidate shall be prepared to participate fully in activities of the Board of Directors, including active membership in at least one Committee of the Board of Directors and attendance at, and active participation in, meetings of the Board of Directors and the Committee(s) of the Board of Directors of which he or she is a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee's sole judgment, interfere with or limit his or her ability to do so.

5.  In addition, the Governance and Nominating Committee also considers it desirable that candidates possess the following qualities or skills:

          (a)  Each candidate shall contribute to the overall diversity of the Board of Directors - diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics.

          (b)  Each candidate should contribute positively to the existing chemistry and collaborative culture among the members of the Board of Directors.

          (c)  Each candidate should possess professional and personal experiences and expertise relevant to the Company's business.  Relevant experiences might include, among other things, large company CEO experience, senior level multi-unit restaurant or retail experience, and relevant senior level experience in one or more of the following areas - finance, accounting, sales and marketing, organizational development, information technology and public relations.

Although not an automatic disqualifying factor, the inability of a candidate to meet the independence and other governing standards of the NYSE or the SEC will be a significant negative factor in any assessment of a candidate's suitability.

Internal Process of Identifying Candidates

The Governance and Nominating Committee will use a variety of means for identifying potential nominees for director, including the use of outside search firms and recommendations from current members of the Board of Directors and from shareholders.  In determining whether to nominate a candidate, the Governance and Nominating Committee will consider the current composition and capabilities of serving board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs.  One or more of the members of the Governance and Nominating Committee may interview, or have an outside search firm interview, a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities and responsibilities for membership on the Board of Directors.  Prospective candidates may also be interviewed by other directors who are not members of the Governance and Nominating Committee.  Reports from those interviews or from Governance and Nominating Committee members with personal knowledge and experience with the candidate, resumes, information provided by other contacts and other information deemed relevant by the Governance and Nominating Committee are then considered in determining whether a candidate shall be nominated.  The Governance and Nominating Committee also exercises its independent business judgment and discretion in evaluating the suitability of a candidate for nomination.

Nomination Rights of Shareholders

Any shareholder of the Company may recommend one or more candidates to be considered by the Governance and Nominating Committee as a potential nominee or nominees for election as director of the Company at an annual meeting of shareholders if the shareholder complies with the notice, information and consent provisions contained in the Company's Bylaws (current copies of the Company's Bylaws are available at no charge from the Secretary of the Company and may also be found in the Company's public filings with the SEC).  In order for the candidate recommendation to be timely for the Company's 2006 annual meeting of shareholders, a shareholder's notice to the Company's General Counsel must be delivered to the Company's principal executive offices no later than May 12, 2006.  Any such recommendations received by the General Counsel will be presented to the Governance and Nominating Committee for consideration.  All candidates (whether identified internally or by a shareholder) who, after evaluation based upon the criteria and process described in "Internal Process of Identifying Candidates" above, are then recommended by the Governance and Nominating Committee and approved by the Board of Directors, will be included in the Company's recommended slate of director nominees in its proxy statement.

Code of Ethics

The Company has adopted a code of ethics that applies to all members of the Board of Directors and employees of the Company.  A copy of the code is available at no charge in the Corporate Governance section of the Company's internet website (http://www.brinker.com/corp_gov/) or by written request directed to the Company, at 6820 LBJ Freeway, Dallas, Texas 75240, Attention: General Counsel.

EXECUTIVE OFFICERS

The Board of Directors generally elects executive officers annually at its final meeting preceding the annual meeting of shareholders.  Certain information about the Company's executive officers is set forth below.  Information about Mr. Brooks is included under the caption "Election of Directors - Information About Nominees."

Jean M. Birch, 45, was elected Senior Vice President and Romano's Macaroni Grill President in January 2005, having previously served as Senior Vice President and Corner Bakery Cafe President since August 2003.  Mrs. Birch was previously employed by Yum! Brands, Inc. for 12 years.  During that time, she served as Vice President of Operations for Taco Bell from October 2001 to August 2003, Senior Director of Concept Development for Pizza Hut from July 2000 to October 2001, and Director of Operations for Pizza Hut from January 1999 to July 2000.

Valerie L. Davisson, 43, was elected Executive Vice President of People Works in June 2005, having previously served as Senior Vice President of Human Resources since June 2004.  Before joining the Company, Ms. Davisson served as Vice President, Human Resources for Yum! Brands, Inc. from January 2003 to June 2004, Vice President, Field Human Resources for Kentucky Fried Chicken from July 2002 to January 2003 and Director, Field Human Resources for Pizza Hut from December 1998 to January 2001.

Todd E. Diener, 48, was elected Executive Vice President and Chili's Grill & Bar President in June 2005, having previously served as Executive Vice President and Chief Operating Officer since June 2003, Senior Vice President and Chili's Grill & Bar President since May 1998, and Senior Vice President and Chief Operating Officer of Chili's since July 1996.  Mr. Diener joined the Company as a Chili's Manager Trainee in 1981 and was promoted to General Manager in 1983, Area Director in 1985, and Regional Director in 1987.  Mr. Diener became Regional Vice President in 1989, a position he held until July 1996.

Rebeca M. Johnson, 49, was elected Executive Vice President of Marketing and Brand Development in June 2005, having previously served as Senior Vice President of Marketing and Brand Development since January 2004.  Previously, Ms. Johnson worked at PepsiCo, Inc. for 16 years, most recently as Vice President of Marketing and General Manager for the Doritos and Cheetos brands for Frito Lay North America.  Ms. Johnson is on the board of directors of the National Latina Leadership Institute.

David M. Orenstein, 47, was elected Senior Vice President and On The Border President in August 2002, having previously served as Chief Operating Officer of On The Border since May 2002 and Vice President of Operations for On The Border since June 1999.  Mr. Orenstein joined the Company as a Chili's Manager in Training in 1984, was promoted to General Manager in 1986, and Area Director in 1988.  Mr. Orenstein became a Regional Director in 1993, a position he held until 1997.  Between 1997 and 1999, Mr. Orenstein owned and operated his own restaurant.

Wyman T. Roberts, 46, was elected Senior Vice President and Maggiano's Little Italy President in August 2005.  Mr. Roberts previously served as Executive President and Chief Marketing Officer for NBC's Universal Parks & Resorts from December 2000 until August 2005.  Mr. Roberts was previously employed by Darden Restaurants, Inc. for 16 years where he most recently served as Executive Vice President, Marketing.

William S. Simon, 45, was elected Senior Vice President of Global Business Development in January 2005.  Mr. Simon served as Secretary of the Florida Department of Management Services from 2003 to 2005.  Previously, Mr. Simon worked at Diageo plc for 5 years, most recently as President, Diageo Southeast.

Charles M. Sonsteby, 52, was elected Executive Vice President and Chief Financial Officer in May 2001.  Mr. Sonsteby joined the Company as Director of the Company's Tax, Treasury and Risk Management departments in 1990.  In 1994 he was named Vice President and Treasurer and was promoted to Senior Vice President of Finance in 1997, a position he held until May 2001.

Roger F. Thomson, 56, has served as Executive Vice President, Chief Administrative Officer, General Counsel and Secretary since June 1996.  Mr. Thomson joined the Company as Senior Vice President, General Counsel and Secretary in 1993 and was promoted to Executive Vice President, General Counsel and Secretary in 1994.  Mr. Thomson served as a Director of the Company from 1993 until 1995.

Michael B. Webberman, 45, was elected Executive Vice President of Concept Services in June 2003.  Mr. Webberman joined the Company in 1989 as a Senior Financial Analyst for Chili's.  He was promoted to Vice President of Operations Analysis in 1996 and Vice President of Planning and Analysis in 2000.  Mr. Webberman was named Senior Vice President of Concept Services in April 2001.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth the annual compensation for those individuals serving as Chief Executive Officer, and the next four highest compensated executive officers in fiscal 2005.

				Long-Term Compensation
		Annual Compensation		Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards (1)	Securities Underlying Options	Long- Term Incentive Payouts	All Other Compensation (2)
Douglas H. Brooks, Chairman of the Board, President and Chief Executive Officer	2005	$ 871,154	$ 0	$ 248,449	125,000	$ 275,100	$ 21,835
	2004	$ 796,731	$ 712,477	$ 275,689	125,000	$ 293,100	$ 29,915
	2003	$ 749,231	$ 659,323	$ 508,874	125,000	$ 311,400	$ 25,986

Todd E. Diener, Executive Vice President and Chili's Grill & Bar President	2005	$ 563,250	$ 33,933	$ 237,800	45,000	$ 272,224	$ 24,694
	2004	$ 529,077	$ 289,505	$ 308,887	45,000	$ 280,524	$ 21,854
	2003	$ 508,077	$ 284,423	$ 602,195	45,000	$ 348,920	$ 19,965

Roger F. Thomson, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	2005	$ 474,250	$ 0	$ 100,418	46,500	$ 111,186	$ 21,097
	2004	$ 459,539	$ 246,262	$ 111,424	46,500	$ 118,461	$ 21,601
	2003	$ 445,292	$ 234,544	$ 212,315	46,500	$ 125,858	$ 21,799

Charles M. Sonsteby, Executive Vice President and Chief Financial Officer	2005	$ 472,500	$ 0	$ 82,807	45,000	$ 91,700	$ 17,028
	2004	$ 423,461	$ 226,941	$ 76,568	45,000	$ 97,700	$ 19,608
	2003	$ 373,462	$ 197,188	$ 109,309	45,000	$ 86,500	$ 16,290

Jean M. Birch, Senior Vice President and Romano's Macaroni Grill President	2005	$ 306,635	$ 182,052	$ 42,982	35,000	$ 143,333	$ 16,437
	2004	$ 216,346	$ 169,472	$ 0	28,000	$ 50,708	$ 59,835
	2003	$ 0	$ 0	$ 0	0	$ 0	$ 0
(1)	Restricted stock is valued at the closing price of the Company's Common Stock on the grant dates. Mr. Brooks was awarded 8,422 shares of restricted stock during the last fiscal year, 2,808 shares of which vested on August 13, 2005, 2,807 shares of which will vest on August 13, 2006, and 2,807 shares of which will vest on August 13, 2007. Mr. Diener was awarded 8,061 shares of restricted stock during the last fiscal year, 2,687 shares of which vested on August 13, 2005, 2,687 shares of which will vest on August 13, 2006, and 2,687 shares of which will vest on August 13, 2007. Mr. Thomson was awarded 3,404 shares of restricted stock during the last fiscal year, 1,135 shares of which vested on August 13, 2005, 1,134 shares of which will vest on August 13, 2006, and 1,135 shares of which will vest on August 13, 2007. Mr. Sonsteby was awarded 2,807 shares of restricted stock during the last fiscal year, 936 shares of which vested on August 13, 2005, 935 shares of which will vest on August 13, 2006, and 936 shares of which will vest on August 13, 2007. Mrs. Birch was awarded 1,457 shares of restricted stock during the last fiscal year, 486 shares of which vested on August 13, 2005, 485 shares of which will vest on August 13, 2006, and 486 shares of which will vest on August 13, 2007. The dollar value of the restricted stock held by each of the named executive officers at the end of the last fiscal year (at $39.82 per share, the closing price of the Company's Common Stock on June 29, 2005) is as follows:
Executive	Shares of Restricted Stock	Value of Restricted Stock
Douglas H. Brooks	20,052	$ 798,471
Todd E. Diener	21,461	$ 854,577
Roger F. Thomson	8,181	$ 325,767
Charles M. Sonsteby	5,667	$ 225,660
Jean M. Birch	1,457	$ 58,018

If dividends are paid by the Company on its Common Stock, the owners of restricted stock will be entitled to receive dividends on shares of restricted stock owned by them. For those named officers who have compensation in excess of $1,000,000 in any year in which shares of restricted stock are granted, the vesting of such restricted stock shall occur on the designated vesting dates only if performance objectives are attained.
(2)	All other compensation represents Company match on deferred compensation, sign-on bonus, and various fringe benefits, including, car allowance and reimbursement of tax preparation, financial planning, and health club expenses.

Option Grants During 2005 Fiscal Year

The following table contains certain information concerning the grant of stock options pursuant to the Company's Stock Option and Incentive Plan to the executive officers named in the above compensation table during the Company's last fiscal year.

Name	Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date	Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term (1) 5% 10%
Douglas H. Brooks	125,000	4.49%	$33.89	11/04/14	$ 2,663,750	$ 6,751,250
Todd E. Diener	45,000	1.62%	$33.89	11/04/14	$ 958,950	$ 2,430,450
Roger F. Thomson	46,500	1.67%	$33.89	11/04/14	$ 990,915	$ 2,511,465
Charles M. Sonsteby	45,000	1.62%	$33.89	11/04/14	$ 958,950	$ 2,430,450
Jean M. Birch	18,000 17,000 35,000	1.26%	$33.89 $34.48	11/04/14 01/06/15	$ 383,580 $ 368,560 $ 752,140	$ 972,180 $ 934,150 $ 1,906,330

(1)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

Stock Option Exercises and Fiscal Year End Value Table

The following table shows stock option exercises by the named officers during the last fiscal year, including the aggregate value of gains on the date of exercise.  In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options at fiscal year end.  Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing options and the $39.82 fiscal year end price of the Company's Common Stock.

Name	Shares Acquired On Exercise	Value Realized	Number of Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Douglas H. Brooks	270,607	$ 6,898,583	494,394	312,500	$ 7,974,449	$ 2,227,500
Todd E. Diener	0	$ 0	259,465	112,500	$ 4,965,466	$ 801,900
Roger F. Thomson	23,250	$ 160,425	23,250	116,250	$ 212,505	$ 828,630
Charles M. Sonsteby	0	$ 0	80,501	112,500	$ 913,973	$ 801,900
Jean M. Birch	0	$ 0	0	63,000	$ 0	$ 407,480

Equity Compensation Plan Information

The following table sets forth information concerning the shares of Common Stock that may be issued upon exercise of options, warrants and rights under all of the Company's equity compensation plans as of June 29, 2005, consisting of the 1991 Stock Option Plan for Non-Employee Directors and Consultants, 1992 Incentive Stock Option Plan, Stock Option and Incentive Plan, and 1999 Stock Option and Incentive Plan for Non-Employee Directors and Consultants.  All of such plans have been approved by the shareholders of the Company.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	9,176,747	$ 29.93	1,200,304
Equity compensation plans not approved by security holders	None	None	None
Total	9,176,747	$ 29.93	1,200,304

REPORT OF THE COMPENSATION COMMITTEE

Compensation Philosophy

The executive compensation program is designed as a tool to reinforce the Company's strategic principles - to be a premier and progressive growth company with a balanced approach towards people, quality and profitability and to enhance long-term shareholder value.  To this end, the following principles have guided the development of the executive compensation program:

  Provide competitive levels of compensation to attract and retain the best qualified executive talent.  The Compensation Committee strongly believes that the caliber of the Company's management group makes a significant difference in the Company's sustained success over the long-term.

  Embrace a pay-for-performance philosophy by placing significant amounts of compensation "at risk" - that is, compensation payouts to executives will vary according to the overall performance of the Company.

  Directly link executives' interests with those of shareholders by providing opportunities for long-term incentive compensation based on changes in shareholder value.

The executive compensation program is intended to appropriately balance the Company's short-term operating goals with its long-term strategy through a careful mix of base salary, annual cash incentives and long-term performance compensation including cash incentives, stock options, restricted stock, restricted stock units and performance shares.

Base Salaries

Executives' total compensation are targeted to be competitive at the 75th percentile of the market for positions of similar responsibility and scope to reflect the exceptionally high level of executive talent required to execute the growth plans of the Company.  Positioning executives' base salaries as a part of a total compensation package at this level is necessary for attracting, retaining and motivating executives with the essential qualifications for managing the Company's growth.  The Company defines the relevant labor market for such executive talent through the use of third-party executive salary surveys that reflect both the chain restaurant industry as well as a broader cross-section of companies from many industries.  Individual base salary levels are determined by considering market data for each officer's position, level of responsibility, performance, and experience.  The overall amount of base salary increases awarded to executives reflects the financial performance of the Company, individual performance and potential, and/or changes in an officer's duties and responsibilities.

Annual Incentives

The Company's Profit Sharing Plan is a non-qualified annual incentive arrangement in which all corporate employees, including executives, and certain restaurant concept team employees, including executives, participate.  The program is designed to reflect the participating employees' contribution to the growth of the Company's enhancement of total shareholder return by increasing earnings and managing expenditures and by individually achieving specified key performance indicators and competencies.  The plan reinforces a strong teamwork ethic and increased individual performance by making the basis for payouts for all corporate executives the same as for all other corporate employees in whole, or amongst all of the members of an individual department, as applicable, and by making the basis for payouts to executives of one of the Company's restaurant concepts the same as for all other participating members of such restaurant concept's team.

At the beginning of a fiscal year, each executive is assigned an Individual Participation Percentage ("IPP") of the base salary for such executive that targets overall total cash compensation for executives at the 75th percentile of the market.  The IPPs reflect the Compensation Committee's desire that a significant percentage of executives' total compensation be derived from variable pay programs.

401(k) Savings Plan and Savings Plan II

The Company's 401(k) Savings Plan ("Plan I") and Savings Plan II ("Plan II") are designed to provide the Company's employees with a tax-deferred long-term savings vehicle.  Plan I is a qualified 401(k) plan and Plan II is a non-qualified deferred compensation plan.

Plan I - Calendar Year 2005.  Participants in Plan I elect the percentage of eligible pay they wish to contribute in an amount not to exceed the lesser of (a) 50% of base salary and 100% of eligible bonus or (b) the annual maximum as established by the Internal Revenue Service ("IRS") ($14,000 in 2005) as well as the investment alternatives in which their contributions are to be invested.  All amounts of a salaried participant's contribution up to a maximum of 5% of such participant's compensation are matched by the Company in an amount equal to 25% of such participant's contribution.  The Company's matching contribution for all salaried Plan I participants is made in cash.  All participants in Plan I are considered non-highly compensated employees as defined by the Internal Revenue Service.  A participant's contributions vest immediately while Company contributions vest 25% annually, beginning in the participant's second year of eligibility.

Plan I - Calendar Year 2006 Changes.  In July 2005, the Company adopted changes to eligibility requirements, vesting schedules, and Company matching contributions for Plan I effective January 1, 2006.  All employees of the Company, including employees who may be classified as highly compensated employees by the IRS, who have attained the age of twenty-one and completed both one year and one thousand hours of service with the Company will be eligible to participate in Plan I.  In addition, the Company will match 100% of each such participant's contribution for the first 3% of such participant's compensation and 50% for the next 2% of such participant's compensation.  All Company contributions will vest immediately.

Plan II.  Plan II is a non-qualified deferred compensation plan.  Plan II participants elect the percentage of eligible pay they wish to defer into their Plan II account in an amount not to exceed 50% of base salary and 100% of eligible bonus.  They also elect the percentage of their deferral account to be allocated among various investment options.  All amounts of a salaried participant's contribution up to a maximum of 5% of such participant's compensation are matched by the Company in an amount equal to 25% of such participant's contribution.  The Company's matching contribution is made in cash.  Participants in Plan II are considered a select group of management and highly compensated employees according to the Department of Labor.  A participant's contributions vest immediately while Company contributions vest twenty-five percent annually, beginning in the participant's second year of eligibility.  As a result of IRS guidance on new rules for non-qualified deferred compensation plans, effective January 1, 2005, the Company closed Plan II to future contributions.  The Company is evaluating IRS guidance and will formalize any permanent changes to Plan II subject to Board of Directors approval.

Long-Term Incentives

All corporate and restaurant concept officers of the Company are eligible for annual grants of incentive and non-qualified stock options.  By tying a significant portion of executives' total opportunity for financial gain to increases in shareholder wealth as reflected by the market price of the Company's Common Stock, executives' interests are closely aligned with shareholders' long-term interests.

Stock options are rights to purchase shares of the Company's Common Stock at the fair market value of the underlying Common Stock as of the date of grant.  Grantees do not receive a benefit from stock options unless and until the market price of the Company's Common Stock increases.  Twenty-five percent of a stock option grant becomes exercisable for each of the four years after the grant date.  Stock options are typically granted annually in November as part of a fixed grant, based on a target value approved by the Compensation Committee.

The Executive Long-Term Incentive Plan is a performance-related plan using overlapping three-year cycles paid annually.  For corporate officers, the criterion for payment is the Company's cumulative earnings per share over a three-year period relative to a target established by the Compensation Committee.  For a restaurant concept officer, the criterion is the three-year cumulative profit before taxes for such restaurant concept relative to the target established by the Compensation Committee.

Each participant is assigned a specific dollar target at the beginning of each three-year cycle for payout in a combination of cash and restricted stock at the end of the designated three-year performance period based on achievement relative to plan.  These three-year targets are established/revised as part of the annual planning process.  Once established and approved, targets are fixed for the upcoming three-year cycle.  The actual cash payment and number of shares granted of restricted stock will vary based on the achievement to plan of earnings per share for corporate officers, and profit before taxes for restaurant concept officers.  The participant will receive the target payment if the target performance is achieved for the three-year cycle; an above or below target payout will be made based on actual performance compared to planned performance for the ending three-year cycle.  Any payouts made under the Executive Long-Term Incentive Plan shall be made one-half in cash and one-half in restricted stock, which restricted stock will vest one-third per year over the next three years.  At the conclusion of the three-year cycle ending in June 2006, this plan will cease to operate.

For fiscal year 2005, the Compensation Committee determined that grants under the Executive Long-Term Incentive Plan were made on the following terms: Each participant was assigned a specific dollar target for the fiscal year to be paid in restricted stock units at the end of the fiscal year based on achievement relative to plan.  The criterion for payment of corporate officers is the Company's earnings per share for the fiscal year relative to a target established by the Compensation Committee.  For restaurant concept officers, the criterion is based on the profit before taxes and the gross sales for such restaurant concept, and the Company's earnings per share, for the fiscal year and all relative to the target established by the Compensation Committee.  The participant will receive the target payout if the target performance is achieved for the fiscal year; an above or below target payout will be made based upon actual performance compared to planned performance for the fiscal year.  Payouts for fiscal year 2005 were made in restricted stock units, which will vest two years from the date of grant, at which time the participant will be issued a share of the Company's Common Stock for each vested unit.

All payouts under the Executive Long-Term Incentive Plan will have a 150% payout cap, subject to override by the Chief Executive Officer of the Company (except for payouts to the Chief Executive Officer, which shall be subject to override by the Compensation Committee).  No participant in the Executive Long-Term Incentive Plan may receive a payout of more than 100,000 shares of restricted stock and restricted stock units and $1,500,000 in cash in any fiscal year.

Beginning in fiscal year 2006, the Compensation Committee has replaced the Executive Long-Term Incentive Plan with the Performance Share Plan ("Performance Plan").  The Performance Plan is a performance-related plan using overlapping three-year cycles paid annually.  For all officers, the criterion for payment is the relative performance of the Company's total shareholder return in comparison to the total shareholder return of a select group of other publicly-traded restaurant companies over a three-year period.

Each participant is assigned a specific target payout at the beginning of each three-year cycle to be paid out in Common Stock of the Company at the end of the designated three-year cycle based on the rank of the Company's total shareholder return against the comparative group of companies.  The actual number of shares of Common Stock granted will vary based on the rank of the Company's total shareholder return.  All Common Stock will be fully vested upon issuance.

Pay/Performance Nexus

The Company's executive compensation program has resulted in a direct relationship between the compensation paid to executive officers and the Company's performance.  See "Five-Year Total Shareholder Return Comparison" below.

CEO Compensation

Mr. Brooks was granted 125,000 stock options and 8,422 shares of restricted stock under the Company's Stock Option and Incentive Plan.  In fiscal 2005, Mr. Brooks received no incentive pay pursuant to the Company's Profit Sharing Plan.  Like all Company executives, Mr. Brooks' compensation is significantly affected by the Company's performance.  In the 2005 fiscal year, Mr. Brooks' total cash compensation decreased approximately 42% from its level in the 2004 fiscal year.

Federal Income Tax Considerations

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code. This section disallows a tax deduction for any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless compensation is performance-based.  It is the intent of the Company and the Compensation Committee to qualify to the maximum extent possible its executives' compensation for deductibility under applicable tax laws.  However, the Compensation Committee does not believe that compensation decisions should be based solely upon the amount of compensation that is deductible for federal income tax purposes.  Accordingly, the Compensation Committee reserves the right to award compensation that is or could become non-deductible when it believes that such compensation is consistent with the strategic goals of the Company and in its best interests.   The Compensation Committee's administration of the executive compensation program is in accordance with the principles outlined at the beginning of this report.  The Compensation Committee believes that the Company's compensation programs provide the necessary incentives and flexibility to promote the Company's performance-based compensation philosophy while being consistent with Company objectives.  The Company's financial performance supports the compensation practices employed during the past year.  No member of the Compensation Committee serves or previously served as an employee or officer of the Company.

Respectfully submitted,
COMPENSATION COMMITTEE

CECE SMITH (Chair)
DAN W. COOK, III
MARVIN J. GIROUARD
GEORGE R. MRKONIC
JAMES E. OESTERREICHER

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the current version of which is attached to this Proxy Statement as Appendix C, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  Company management is responsible for the Company's internal controls and the financial reporting process.  KPMG LLP, the Company's independent auditors, is responsible for performing an independent audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon.  The Audit Committee's responsibility is to monitor and oversee these processes.  The Audit Committee also is responsible for the selection of the Company's independent auditors.  The Audit Committee is composed solely of independent directors who are qualified for service under NYSE listing standards and SEC rules.

In this context, the Audit Committee held discussions with management of the Company, who represented to the Audit Committee that the Company's audited financial statements were prepared in accordance with generally accepted accounting principles.  Such discussions also involved an evaluation of the independence of KPMG LLP.  The Audit Committee has reviewed and discussed the audited financial statements with both management and the independent auditors.  The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with the independent auditors its independence in connection with its audit of the Company's financial statements.

Based on the discussions with KPMG LLP concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommends to the Board that the financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 2005 for filing with the SEC.  The Audit Committee approved the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2006 fiscal year.

Respectfully submitted,
AUDIT COMMITTEE

JAMES E. OESTERREICHER (Chair)
ROBERT M. GATES
MARVIN J. GIROUARD
GEORGE R. MRKONIC
CECE SMITH

STOCK OWNERSHIP OF CERTAIN PERSONS

The following table shows (a) certain information as to all persons known by the Company to beneficially own more than 5% of the Common Stock of the Company and (b) the ownership of the Company's Common Stock by the named executive officers, and all executive officers and directors as a group.

Name	Number of Shares of Common Stock Beneficially Owned as of August 18, 2005	Number Attributable to Options Exercisable Within 60 Days of August 18, 2005	Percent
FMR Corp. 82 Devonshire Street Boston, MA 02109	10,321,515 (1)	(6)	11.73%
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	9,605,645 (2)	(6)	10.92%
Capital Research and Management Company 333 South Hope Street 55th Floor Los Angeles, CA 90071	7,225,000 (3)	(6)	8.21%
American Century Companies, Inc. Twentieth Century Tower 4500 Main Street 9th Floor Kansas City, MO 64111	5,756,436 (4)	(6)	6.54%
The Growth Fund of America, Inc. 333 South Hope Street 55th Floor Los Angeles, CA 90071	4,500,000 (5)	(6)	5.11%
Douglas H. Brooks	651,554 (7) (8)	494,394 (9)	*
Todd E. Diener	344,320 (7) (8)	259,465 (9)	*
Roger F. Thomson	74,931 (7) (8)	23,250 (9)	*
Charles M. Sonsteby	169,768 (7) (8)	73,153 (9)	*
Jean M. Birch	21,457 (7) (8)	5,000 (9)	*
All Executive Officers and Directors as a Group (19 persons)	1,494,694 (7) (8)	973,315 (9)	1.68%

*   Less than 1%.

(1)	Based on information contained in Schedule 13G dated February 14, 2005. The Schedule 13G reported that FMR Corp. owned and had sole dispositive power over 10,321,515 shares of Common Stock, and had sole voting power over 490,015 of such shares.

(2)	Based on information contained in Schedule 13G dated February 14, 2005. The Schedule 13G reported that Barclays Global Investors, NA owned and had sole dispositive power over 9,605,645 shares of Common Stock, and had sole voting power over 8,547,810 of such shares.

(3)	Based on information contained in Schedule 13G/A dated February 9, 2005. The Schedule 13G/A reported that Capital Research and Management Company owned and had sole dispositive power over 7,225,000 shares of Common Stock, and had sole voting power over zero of such shares.

(4)	Based on information contained in Schedule 13G dated February 11, 2005. The Schedule 13G reported that American Century Companies, Inc. owned and had sole dispositive power over 5,756,436 shares of Common Stock, and had sole voting power over 5,748,236 of such shares.

(5)	Based on information contained in Schedule 13G/A dated February 11, 2005. The Schedule 13G/A reported that The Growth Fund of America, Inc. owned and had sole dispositive power over zero shares of Common Stock, and had sole voting power over 4,500,000 of such shares. Capital Research and Management Company, in its role as investment advisor to various investment companies, is the advisor to The Growth Fund of America, Inc.

(6)	Not Applicable
(7)	Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission. Except as noted, and except for any community property interests owned by spouses, the listed individuals have sole investment power and sole voting power as to all shares of stock of which they are identified as being the beneficial owners.

(8)	Includes shares of Common Stock which may be acquired by exercise of options vested, or vesting within 60 days of August 18, 2005, under the Company's 1992 Incentive Stock Option Plan, and Stock Option and Incentive Plan, as applicable.

(9)	Mr. Brooks owns 806,894 stock options, 494,394 of which have vested, or will vest, within 60 days of August 18, 2005. Mr. Diener owns 371,965 stock options, 259,465 of which have vested, or will vest, within 60 days of August 18, 2005. Mr. Thomson owns 139,500 stock options, 23,250 of which have vested, or will vest, within 60 days of August 18, 2005. Mr. Sonsteby owns 185,653 stock options, 73,153 of which have vested, or will vest, within 60 days of August 18, 2005. Mrs. Birch owns 63,000 stock options, 5,000 of which have vested, or will vest, within 60 days of August 18, 2005. All Executive Officers and Directors as a Group own 2,092,440 stock options, 973,315 of which have vested, or will vest, within 60 days of August 18, 2005.

FIVE-YEAR TOTAL SHAREHOLDER RETURN COMPARISON

The following is a line graph presentation comparing cumulative, five-year total shareholder return on an investment in the Common Stock of the Company against the returns of the S&P 500 Index and the S&P Restaurant Industry Index.  A list of the returns follows the graph.

The graph assumes a $100 initial investment and the reinvestment of dividends.  The values shown are neither indicative nor determinative of future performance.

	2000	2001	2002	2003	2004	2005
Brinker International	$100.00	$126.14	$163.23	$182.56	$173.12	$202.04
S&P 500	$100.00	$ 85.17	$ 69.85	$ 70.03	$ 83.41	$ 88.68
S&P Restaurants	$100.00	$ 97.60	$110.85	$ 93.39	$122.19	$147.29

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission.  Except for one late filing by Mrs. Jean Birch in fiscal 2005 for one transaction, the Company believes that all filing requirements were satisfied.  In making these disclosures and filing the reports, the Company has relied solely on written representations from certain reporting persons.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The policy of the Company is, to the extent practicable, to avoid transactions (except those which are employment related) with officers, directors, and affiliates.  In any event, any such transactions will be entered into on terms no less favorable to the Company than could be obtained from third parties, and such transactions will be approved by a majority of the disinterested directors of the Company.  Except as noted below, there were no transactions required to be reported.

On August 26, 2004, Mr. Ronald A. McDougall agreed to serve as a consultant to the Company following the termination of his service on the Board of Directors effective November 4, 2004.  Under this agreement, Mr. McDougall will thereafter remain a consultant to the Company through November 3, 2006.  During the term of the agreement and for 3 years after termination, Mr. McDougall has also agreed to not be employed by or consult for any competitor of the Company.  Mr. McDougall will receive for his services during the term of the agreement annual compensation of $150,000 (payable quarterly), plus reimbursement of reasonable expenses incurred in connection with his consulting services.  Upon Mr. McDougall's death, termination for cause or voluntary termination of services by Mr. McDougall, no further payment shall be made pursuant to the consulting agreement except for accrued and unpaid compensation and reimbursements.

SHAREHOLDERS' PROPOSALS

Any proposals that shareholders of the Company desire to have presented at the 2006 annual meeting of shareholders must be received by the Company at its principal executive offices no later than May 12, 2006, and must comply with the notice, information and other provisions contained in the Company's Bylaws.

MISCELLANEOUS

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company.  The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company.  In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers, and employees of the Company.  Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

The Annual Report to Shareholders of the Company, including financial statements for the fiscal year ended June 29, 2005, accompanying this Proxy Statement is not deemed to be a part of the Proxy Statement.

By Order of the Board of Directors,

ROGER F. THOMSON
Secretary
Dallas, Texas
September 9, 2005

APPENDIX A

BRINKER INTERNATIONAL, INC.
STOCK OPTION AND INCENTIVE PLAN

SECTION 1

GENERAL

1.1     Purpose.  The Brinker International, Inc. Stock Option and Incentive Plan (the "Plan") has been established by Brinker International, Inc. (the "Company") (i) to attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

1.2     Participation.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

1.3     Operation, Administration and Definitions.  The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7 of the Plan).

SECTION 2

OPTIONS AND SARS

2.1     Definitions.

(a)           The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an incentive stock option" as that term is described in section 422(b) of the Code.

(b)           A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2     Exercise Price.  The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock as of the Pricing Date. For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the Option or SAR is granted.

2.3     Exercise.  An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

2.4     Payment of Option Exercise Price.  The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)           Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)           The Exercise Price shall be payable in cash or by tendering shares of Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

(c)           The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5     Settlement of Award.  Distribution following exercise of an Option or SAR, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

SECTION 3

OTHER STOCK AWARDS

3.1     Definition.  A Stock Award is a grant of shares of Stock or of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future.  The grant of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future may be done in such form as the Committee determines, including, without limitation, performance shares or restricted stock units.

3.2     Restrictions on Stock Awards.  Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance measures.  The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly traded companies. If the right to become vested in a Stock Award granted under this Section 3 is conditioned on the completion of a specified period of service with the Company and the Related Companies, without achievement of performance measures or other objectives being required as a condition of vesting, then the required period of service for vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, change in control or involuntary termination).

SECTION 4

OPERATION AND ADMINISTRATION

4.1     Effective Date.  The Plan shall be effective as of September 3, 1998 (the "Effective Date"), shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding.

4.2     Shares Subject to Plan.

(a)      (i)            Subject to the following provisions of this subsection 4.2, the maximum number shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (1) 17,500,000 shares of Stock and (2) any shares of Stock that are represented by awards granted under any prior plan of the Company in which employees are eligible to participate (the "Prior Plans"), which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of shares of Stock back to the Company.

(ii)           Any shares of Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(iii)          Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution as a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

(iv)          Notwithstanding the foregoing, the following shares of Stock shall not be available for issuance under the Plan:

                (1)           shares tendered by Participants as full or partial payment to the Company upon exercise of Options granted under the Plan;

                (2)           shares reserved for issuance for each SAR granted under the Plan, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of each such SAR; and

                (3)           shares withheld by, or otherwise remitted to, the Company to satisfy a Participant's tax withholding obligations upon the lapse of restrictions on a Stock Award or the exercise of any Options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan.

(b)           Subject to paragraph 4.2(c), the following additional maximums are imposed under the Plan.

(i)            The maximum number of shares of Stock that may be issued by Options intended to be Incentive Stock Options shall be 17,500,000 shares.

(ii)           The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Stock Awards) shall equal the sum of: (1) 3,000,000 shares, and (2) the 544,076 shares previously issued in conjunction with Stock Awards during the time period prior to November 13, 2002.

(iii)          The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 500,000 shares during any fiscal year.

(iv)          The maximum payment that can be made for awards granted to any one individual pursuant to Section 3 (relating to Stock Awards) shall be 200,000 shares for any single or combined performance goals established for any fiscal year.

(v)           The maximum time period for any Option to be exercised shall be 10 years from the date of grant.

(c)           Subject to the provisions of Section 6 hereof, in the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARs as well as any other adjustments that the Committee determines to be equitable.

4.3     Limit on Distribution.  Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)           Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)           To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4     Tax Withholding.  Whenever the Company proposes or is required to distribute Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

4.5     Payment Shares.  Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity).

4.6     Dividends and Dividend Equivalents.  An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7     Payments.  Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents.

4.8     Transferability.  Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.  However, in no event may Awards be transferred for monetary value or monetary consideration without the approval of the shareholders of the Company.  Notwithstanding the foregoing, Options may be assigned or transferred by the Participant (a) to immediate family members of the Participant, or (b) to a trust in which the Participant or such family members have more than 50% of the beneficial interests, a foundation in which the Participant or such family members control the management of the foundation's assets, or any other entity in which the Participant or such family members own more than 50% of the voting interests.

4.9     Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10   Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

4.11   Limitation of Implied Rights.

(a)           Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)           The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.12   Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

4.13   Action by Company or Related Company.  Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the company.

4.14   Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

SECTION 5

COMMITTEE

5.1     Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation Committee (the "Committee") in accordance with this Section 5.  The Committee shall be selected by the Board and shall consist of two or more members of the Board.

5.2     Powers of Committee.  The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a)           Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

(b)           Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(c)           Subject to the provisions of the Plan, the Committee will have the authority and discretion to establish terms and conditions of awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(d)           The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(e)           Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

(f)            Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

(g)           In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

5.3     Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange and subject to the prior approval of the Board, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

5.4     Information to be Furnished to Committee.  The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 6

ACCELERATION OF EXERCISABILITY
AND VESTING UNDER CERTAIN CIRCUMSTANCES

Notwithstanding any provision in this Plan to the contrary, with regard to any Award of Options, SARs and Stock Awards to any Participant, unless the particular grant agreement provides otherwise, all Awards will become immediately exercisable and vested in full upon the occurrence, before the expiration or termination of such Option, SARs and Stock Awards or forfeiture of such Awards, of any of the events listed below:

(a)           a sale, transfer or other conveyance of all or substantially all of the assets of the Company on a consolidated basis; or

(b)           the acquisition of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, directly or indirectly, of securities representing 50% or more of the total number of votes that may be cast for the election of directors of the Company; or

(c)           the failure at any annual or special meetings of the Company's shareholders held during the three-year period following a "solicitation in opposition" as defined in Rule 14a-6 promulgated under the Exchange Act, of a majority of the persons nominated by the Company in the proxy material mailed to shareholders by the management of the Company to win election to seats on the Board (such majority calculated based upon the total number of persons nominated by the Company failing to win election to seats on the Board divided by the total number of Board members of the Board as of the beginning of such three year period), excluding only those who die, retire voluntarily, are disabled or are otherwise disqualified in the interim between their nomination and the date of the meeting.

SECTION 7

AMENDMENT AND TERMINATION

The Committee may, at any time, amend or terminate the Plan, provided that, subject to subsection 4.2 (relating to certain adjustments to shares) and Section 6 hereof (relating to immediate vesting upon certain events), no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board.  Notwithstanding anything herein to the contrary, no amendment to the Plan may be adopted without the approval of the Company's shareholders that would (a) materially increase the number of shares available under the Plan (other than an increase solely to reflect a reorganization, stock split, merger, spin-off or similar transaction), (b) change the types of Awards available under the Plan, (c) materially expand the class of persons eligible to receive Awards under or otherwise participate in the Plan, (d) materially extend the term of the Plan, (e) materially change the method of determining the strike price of options under the Plan, (f) permit repricing of an Option or SAR, or (g) permit the grant of an Option or SAR for, or in connection with, the cancellation or surrender of an Option, SAR or Stock Award granted under the Plan having a higher option or exercise price.

SECTION 8

DEFINED TERMS

For purposes of the Plan, the terms listed below shall be defined as follows:

(a)           Award.  The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs, and Stock Awards.

(b)           Board.  The term "Board" shall mean the Board of Directors of the Company.

(c)           Code.  The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(d)           Eligible Employee.  The term "Eligible Employee" shall mean any employee of the Company or a Related Company.

(e)           Fair Market Value.  For purposes of determining the "Fair Market Value" of a share of Stock, the following rules shall apply:

(i)            If the Stock is at the time listed or admitted to trading on any stock exchange, then the "Fair Market Value" shall be the mean the closing price of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading.

(ii)           If the Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

(iii)          If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

(f)            Exchange Act.  The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(g)           Related Companies.  The term "Related Company" means any company during any period in which it is a "parent company" (as that term is defined in Code section 424(e)) with respect to the Company, or a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

(h)           Stock.  The term "Stock" shall mean shares of common stock of the Company.

APPENDIX B

BRINKER INTERNATIONAL, INC.
1999 STOCK OPTION AND INCENTIVE PLAN
FOR NON-EMPLOYEE DIRECTORS AND CONSULTANTS

SECTION 1

GENERAL

1.1     Purpose.  The Brinker International, Inc. 1999 Stock Option and Incentive Plan For Non-Employee Directors and Consultants (the "Plan") has been established by Brinker International, Inc. (the "Company") to provide a means through which the Company may attract able persons to serve on its Board and to act as consultants or advisors and to provide such individuals with an interest in the Company's welfare and to furnish them an incentive to continue their services for the Company.

1.2     Participation.  Subject to the terms and conditions of the Plan, the directors of the Company who are not employees of the Company or its subsidiaries, and certain consultants, are eligible to become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

1.3     Operation, Administration and Definitions.  The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7 of the Plan).

SECTION 2

OPTIONS AND SARS

2.1     Definitions.

(a)           The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 will be Non-Qualified Stock Options. A "Non-Qualified Stock Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

(b)           A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2      Exercise Price.  The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock as of the Pricing Date. For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the Option or SAR is granted.

2.3      Exercise.  An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

2.4      Payment of Option Exercise Price.  The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)           Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)           The Exercise Price shall be payable in cash or by tendering shares of Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

(c)           The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5      Settlement of Award.  Distribution following exercise of an Option or SAR, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

SECTION 3

OTHER STOCK AWARDS

3.1      Definition.  A Stock Award is a grant of shares of Stock or of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future.  The grant of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future may be done in such form as the Committee determines, including, without limitation, performance shares or restricted stock units.

3.2      Restrictions on Stock Awards.  Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. If the right to become vested in a Stock Award granted under this Section 3 is conditioned on the completion of a specified period of service with the Company and the Related Companies, then the required period of service for vesting shall be not less than one year (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, change in control or involuntary termination).

SECTION 4

OPERATION AND ADMINISTRATION

4.1      Effective Date.  The Plan shall be effective as of September 2, 1999 (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding.

4.2      Shares Subject to Plan.

(a)      (i)            Subject to the following provisions of this subsection 4.2, the maximum number shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 800,000.

(ii)           Any shares of Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(iii)          Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution as a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

(iv)          Notwithstanding the foregoing, the following shares of Stock shall not be available for issuance under the Plan:

                (I)            shares tendered by Participants as full or partial payment to the Company upon exercise of Options granted under the Plan;

                (II)           shares reserved for issuance for each SAR granted under the Plan, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of each such SAR; and

                (III)         shares withheld by, or otherwise remitted to, the Company to satisfy a Participant's tax withholding obligations upon the lapse of restrictions on a Stock Award or the exercise of any Options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan.

 (b)          Subject to Paragraph 4.2(c), the maximum time period for any Option to be exercised shall be 10 years from the date of grant.

 (c)          Subject to the provisions of Section 6 hereof, in the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARs as well as any other adjustments that the Committee determines to be equitable.

4.3     Limit on Distribution.  Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)           Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)           To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4     Tax Withholding.  Whenever the Company proposes or is required to distribute Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

4.5     Payment Shares.  Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity).

4.6     Dividends and Dividend Equivalents.  An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7     Payments.  Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents.

4.8     Transferability.  Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.  However, in no event may Awards be transferred for monetary value or monetary consideration without the approval of the shareholders of the Company.

4.9     Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10   Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

4.11   Limitation of Implied Rights.

(a)           Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)           The Plan does not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.12   Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

4.13   Action by Company or Related Company.  Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the company.

4.14   Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

SECTION 5

COMMITTEE

5.1     Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in the Governance and Nominating Committee (the "Committee") in accordance with this Section 5.  The Committee shall be selected by the Board and shall consist of two or more members of the Board.

5.2     Powers of Committee.  The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a)           Subject to the provisions of the Plan, the Committee will have the authority and discretion to select those persons who shall receive Awards. to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

(b)          Subject to the provisions of the Plan, the Committee will have the authority and discretion to establish terms and conditions of awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)           The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)           Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

(e)           Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

(f)            In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

5.3     Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange and subject to the prior approval of the Board, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

5.4     Information to be Furnished to Committee.  The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 6

ACCELERATION OF EXERCISABILITY
AND VESTING UNDER CERTAIN CIRCUMSTANCES

Notwithstanding any provision in this Plan to the contrary, with regard to any Award of Options, SARs and Stock Awards to any Participant, unless the particular grant agreement provides otherwise, all Awards will become immediately exercisable and vested in full upon the occurrence, before the expiration or termination of such Option, SARs and Stock Awards or forfeiture of such Awards, of any of the events listed below:

(a)           a sale, transfer or other conveyance of all or substantially all of the assets of the Company on a consolidated basis; or

(b)           the acquisition of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, directly or indirectly, of securities representing 50% or more of the total number of votes that may be cast for the election of directors of the Company; or

(c)           the failure at any annual or special meetings of the Company's shareholders held during the three-year period following a "solicitation in opposition" as defined in Rule 14a-6 promulgated under the Exchange Act, of a majority of the persons nominated by the Company in the proxy material mailed to shareholders by the management of the Company to win election to seats on the Board (such majority calculated based upon the total number of persons nominated by the Company failing to win election to seats on the Board divided by the total number of Board members of the Board as of the beginning of such three year period), excluding only those who die, retire voluntarily, are disabled or are otherwise disqualified in the interim between their nomination and the date of the meeting.

SECTION 7

AMENDMENT AND TERMINATION

The Committee may, at any time, amend or terminate the Plan, provided that, subject to subsection 4.2 (relating to certain adjustments to shares) and Section 6 hereof (relating to immediate vesting upon certain events), no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board. Notwithstanding anything herein to the contrary, no amendment to the Plan may be adopted without the approval of the Company's shareholders that would (a) materially increase the number of shares available under the Plan (other than an increase solely to reflect a reorganization, stock split, merger, spin-off or similar transaction), (b) change the types of Awards available under the Plan, (c) materially expand the class of persons eligible to receive Awards under or otherwise participate in the Plan, (d) materially extend the term of the Plan, (e) materially change the method of determining the strike price of options under the Plan, (f) permit repricing of an Option or SAR, or (g) permit the grant of an Option or SAR for, or in connection with, the cancellation or surrender of an Option, SAR or Stock Award granted under the Plan having a higher option or exercise price.

SECTION 8

DEFINED TERMS

For purposes of the Plan, the terms listed below shall be defined as follows:

(a)           Award.  The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs, and Stock Awards.

(b)           Board.  The term "Board" shall mean the Board of Directors of the Company.

(c)           Code.  The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

 (d)          Fair Market Value.  For purposes of determining the "Fair Market Value" of a share of Stock, the following rules shall apply:

(i)            If the Stock is at the time listed or admitted to trading on any stock exchange, then the "Fair Market Value" shall be the mean between the closing price of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading.

(ii)           If the Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

(iii)          If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

(f)            Exchange Act.  The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(g)           Related Companies.  The term "Related Company" means any company during any period in which it is a "parent company" (as that term is defined in Code section 424(e)) with respect to the Company, or a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

(h)           Stock.  The term "Stock" shall mean shares of common stock of the Company.

APPENDIX C

AUDIT COMMITTEE CHARTER

I.  Composition of the Audit Committee:  The Audit Committee of Brinker International, Inc. (the "Company") shall be comprised of at least three directors, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise "independent" under the rules of the New York Stock Exchange, Inc. and the Securities and Exchange Commission (the "SEC").  The Board shall designate one member of the committee as its chairperson and one as its vice-chair.  The Board shall determine that each member is "financially literate", and that at least one member of the Audit Committee shall have "accounting or related financial management expertise," as such qualifications are interpreted by the Board of Directors in its business judgment.

No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee and disclosed this determination in the Company's annual proxy statement.  No director may serve as chairperson or as a voting member of the Audit Committee if such director is a beneficial owner of 20% or more of the Company's voting stock (or is a general partner, controlling shareholder or officer of such a beneficial owner), but such a director may serve as a non-voting member of the Audit Committee.

No member of the Audit Committee may receive any compensation from the Company other than (i) director's fees (including cash, stock, restricted stock and/or stock options) and (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

II.  Purposes of the Audit Committee:  The purposes of the Audit Committee are to:

a.       Assist Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the independent auditors and the Company's internal audit function; and

b.       Prepare the report required by the Audit Committee pursuant to the SEC for inclusion in the Company's annual proxy statement.

The function of the Audit Committee is oversight.  The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements.  Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations.  The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, review of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.  In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of auditor independence.  As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

The independent auditors for the Company are accountable to the Board and the Audit Committee, as representatives of the shareholders.  The Audit Committee has the ultimate and direct authority and responsibility to appoint, compensate, retain and terminate the Company's independent auditors (subject, if applicable, to shareholder ratification).

The independent auditors shall submit to the Company annually a formal written statement (the "Auditors' Statement") describing, to the extent permitted under applicable auditing standards:  the auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board No. 1.

The independent auditors shall submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statement included in the Company's Quarterly Reports on Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the independent auditors for the most recent fiscal year, in the aggregate and by each service.

III. Meetings of the Audit Committee:  The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable.  The Audit Committee should meet separately at least quarterly with management, the director of the internal auditing department and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately.  The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.  Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV.  Duties and Powers of the Audit Committee:  To carry out its purposes, the Audit Committee shall have the following duties and powers:

  With respect to the independent auditors,
  to retain and terminate the independent auditors;
   to approve all audit engagement fees and terms, as well as all significant non-audit engagements;
  to ensure that the independent auditors prepare and deliver annually an Auditor's Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company's independent auditors;

  if applicable, to consider whether the independent auditors' provision of (a) information technology consulting services relating to financial information systems design and implementation and (b) other non-audit services to the Company is compatible with maintaining the independence of the independent auditors, and is in compliance with applicable laws and regulations.
  to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;
  to discuss with management the timing and process for implementing the rotation of the lead audit partner of the audit firm itself;
  to take into account the opinions of management and the Company's internal auditors in assessing the independent auditors' qualifications, performance and independence;
  To instruct the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders; and
  To resolve any disagreements between management and the independent auditors regarding financial reporting issues.

b.       With respect to the internal auditing department,

  To review the appointment and replacement of the director of the internal auditing department;
  To advise the director of the internal auditing department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management's responses thereto;

c.       With respect to financial reporting principles and policies and internal audit controls and procedures,

  To advise management, the internal auditing department and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;
  To consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

1.        Deficiencies noted in the audit in the design or operation of internal controls;

2.        Consideration of fraud in a financial statement audit;

3.        Detection of illegal acts;

4.        The independent auditor's responsibility under generally accepted auditing standards;

5.        Any restriction on audit scope;

6.        Significant accounting policies;

7.        Significant issues discussed with the national office;

8.        Management judgments and accounting estimates;

9.        Adjustments arising from the audit;

10.     The responsibility of the independent auditor for other information in documents containing audited financial statements;

11.     Disagreements with management;

12.     Consultation by management with other accountants;

13.     Major issues discussed with management prior to retention of the independent auditor;

14.     Difficulties encountered with management in performing the audit;

15.     The independent auditor's judgments about the quality of the entity's accounting principles; and

16.     Reviews of interim financial information conducted by the independent auditor; and

17.     The responsibilities, budget and staffing of the Company's internal audit function.

  To meet with management, the outside auditors and, if appropriate, the director of the internal auditing department:

1.        to discuss the scope of the annual audit;

2.        to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

3.        to discuss any significant matters arising from any matters referred to above, whether raised by management, the internal auditing department or the independent auditors, relating to the Company's financial statements;

4.        to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activity or access to requested information and any significant disagreements with management and the resolution of such disagreements;

5.        to discuss any noted or proposed accounting adjustments that were not made, any communication between offices of the independent auditor with respect to auditing or accounting issues presented by the engagement letter issued or proposed to be issued, by the independent auditors to the Company;

6.        to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders;

7.        to discuss any significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditors, the internal auditing department or management;

8.        to discuss, as appropriate: (a) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (b) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and any other major issues regarding accounting principles and financial statements;

9.        to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

  to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;
  to discuss with the Company's General Counsel any significant legal matters that may have a material effect on the financial statements or the Company's compliance policies, including material notices to or inquires received from governmental agencies;
  to discuss earnings press releases (paying particular attention to any use of non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies, which discussions may occur after issuance;
  to establish clear hiring policies for employees or former employees of the outside auditors;
  to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, and to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;
  to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

  to review any significant issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of significant control deficiencies;

d.       with respect to reporting and recommendations,

  to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company's annual proxy statement;
  to review this Charter at least annually and recommend any changes to the full Board of Directors;
  to report its activities to the full Board of Directors on a regular basis and to make sure recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and
  to prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this charter, and set forth the goals and objectives of the Audit Committee for the upcoming year.  The performance evaluation by the Audit Committee shall be conducted in such manner, as the Audit Committee deems appropriate.  The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

V.  Delegation to Subcommittee:  To the extent permitted by the rules of the New York Stock Exchange, Inc. and the SEC, the Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee, comprised entirely of "independent" members of the Board.  Such subcommittee shall have a written and published charter to govern its activities.

VI.  Resources and Authority of the Audit Committee:  The Audit Committee shall have the funding, resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special or independent counsel, accountants or other experts or advisors, as it deems appropriate, without seeking approval of the Board or management.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Mark Here for Address Change or Comments ☐
PLEASE SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

1. ELECTION OF DIRECTORS

FOR all nominees listed below (except as marked to the contrary)	**WITHHOLD AUTHORITY** to vote for all nominees listed below
☐	☐

NOMINEES: 01 Douglas H. Brooks, 02 Robert M. Gates, 03 Marvin J. Girouard, 04 Ronald Kirk, 05 George R. Mrkonic, 06 Erle Nye, 07 James E. Oesterreicher, 08 Rosendo G. Parra, 09 Cece Smith

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

____

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT.

	FOR	AGAINST	ABSTAIN
2. RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL 2006	☐	☐	☐
3. AMENDMENT OF STOCK OPTION AND INCENTIVE PLAN	☐	☐	☐
4. AMENDMENT OF 1999 STOCK OPTION AND INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS AND CONSULTANTS	☐	☐	☐
5. APPROVAL OF PERFORMANCE SHARE PLAN	☐	☐	☐
6. APPROVAL OF RESTRICTED STOCK UNIT PLAN	☐	☐	☐
7. RE-APPROVAL OF PROFIT SHARING PLAN	☐	☐	☐

8. IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

***** IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW *****

Signature ______________________ Signature ______________________ Date __________

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Telephone and Internet voting is available through 11:59 PM EST the day prior to annual meeting day.

Your Telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		**Telephone**		**Mail**
http://www.proxyvoting.com/eat		**1-866-540-5760**		
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	**OR**	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	**OR**	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your proxy card.

BRINKER INTERNATIONAL, INC.

PROXY

The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Brinker International, Inc. (the "Company") to be held at the Cinemark 17 Theater, 11819 Webb Chapel Road, Dallas, Texas, on Thursday, October 20, 2005 at 10:00 a.m., local time, and the Proxy Statement in connection therewith, and (b) appoints Douglas H. Brooks and Marvin J. Girouard, and each of them, as the undersigned's proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that the undersigned's proxy be voted as shown on the reverse side hereof or as directed via Telephone or Internet.

If more than one of the proxies shall be present in person or by substitute at the meeting or any adjournment thereof, all of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given or given via Telephone or Internet.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR BY TELEPHONE OR INTERNET.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

(Continued On Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

<u>*or*</u>

2. Call **toll free 1-866-540-5760** on a Touch Tone Telephone and follow the instructions on the reverse side. There is **NO CHARGE** to you for this call.

<u>*or*</u>

3. Vote by Internet at our Internet Address: http://www.proxyvoting.com/eat

PLEASE VOTE